Exhibit 1.1

REDWOOD TRUST, INC.

Distribution Agreement

March 4, 2022

Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, New York 10001

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, New York 10010

JMP Securities LLC

600 Montgomery Street, Suite 1100

San Francisco, California 94111

Nomura Securities International, Inc.

Worldwide Plaza

309 West 49th Street

New York, New York 10019

Mischler Financial Group, Inc.

1111 Bayside Drive, Suite 100

Corona del Mar, California 92625

Ladies and Gentlemen:

Redwood Trust, Inc., a Maryland corporation (the “Company”), confirms its agreement with each of Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC, JMP Securities LLC, Nomura Securities International, Inc. and Mischler Financial Group, Inc., as an agent and/or principal under any Terms Agreement (as defined in Section 1(a) below) (each, an “Agent” or collectively, the “Agents”), with respect to the issuance and sale from time to time by the Company, after the date hereof, in the manner and subject to the terms and conditions described below in this Distribution Agreement (this “Agreement”), of shares of Common Stock, par value, $0.01 per share (the “Common Stock”) of the Company having an aggregate Gross Sales Price (as defined in Section 2(b) below) of up to $175,000,000 (the “Maximum Amount”) on the terms set forth in Section 1 of this Agreement. Such shares are hereinafter collectively referred to as the “Shares” and are described in the Prospectus referred to below.

The Company has filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-263301) for the registration of the offering and sale of the Shares and other securities of the Company, including a prospectus dated March 4, 2022 (the “Base Prospectus”) relating to, among other things, the offering, sale and plan of distribution of the Shares and containing additional information concerning the Company and its business. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time it became effective for purposes of Section 11 of the Securities Act as such section applies to the Agents, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (2) the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of or incorporated by reference in the registration statement at the time of its effectiveness. If the Company has filed a Replacement Registration Statement pursuant to Section 4(r) herein or an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Replacement Registration Statement or Rule 462 Registration Statement; as used herein, the term “Preliminary Prospectus” means with respect to any offering of Shares by an Agent as principal pursuant to a Terms Agreement, a prospectus in preliminary form filed in accordance with the provisions of Rule 424(b), together with the Base Prospectus, in each case, as amended and supplemented (if applicable), including a preliminary pricing supplement; “Prospectus Supplement” means the most recent prospectus supplement relating to the Shares, to be filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date of its first use in connection with a public offering or sale of Shares pursuant hereto (or such earlier time as may be required under the Securities Act), in the form furnished by the Company to the Agents in connection with the offering of the Shares; as used herein, the term “Prospectus” means the Prospectus Supplement and any additional prospectus supplement prepared in accordance with the provision of Section 4(h) of the Agreements or a final pricing supplement relating to offering of the Shares by an Agent as principal pursuant to a Terms Agreement, filed in accordance with the provisions of Rule 424(b), together with the Base Prospectus attached to or used with the Prospectus Supplement; and “Permitted Free Writing Prospectus” has the meaning set forth in Section 3(b). Any reference herein to the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Base Prospectus, the Preliminary Prospectus, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference. References in this Agreement to financial statements or other information that is “contained,” “included,” “described,” “set forth” or “provided” in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus and any similar references shall, unless stated otherwise, include any information incorporated or deemed to be incorporated by reference therein. As used herein, “Time of Sale” means (i) with respect to each offering of Shares pursuant to this Agreement, the time of each Agent’s initial entry into contracts with investors for the sale of such Shares and (ii) with respect to each offering of Shares pursuant to any relevant Terms Agreement, the time of sale of such Shares.

The Company and each Agent agree as follows:

1.                Issuance and Sale.

(a)               Upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein and provided the Company provides the applicable Agent with any due diligence materials and information reasonably requested by each Agent necessary for such Agent to satisfy its due diligence obligations, on any Exchange Business Day (as defined below) selected by the Company, the Company and such Agent shall enter into an agreement in accordance with Section 2 hereof regarding the number of Shares to be placed by such Agent, as agent, and the manner in which and other terms upon which such placement is to occur (each such transaction being referred to as an “Agency Transaction”). The Company may also offer to sell the Shares directly to an Agent, as principal, in which event such parties shall enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit A hereto (with such changes thereto as may be agreed upon by the Company and such Agent to accommodate a transaction involving more than one Agent), relating to such sale in accordance with Section 2(g) of this Agreement (each such transaction being referred to as a “Principal Transaction”). As used herein, (i) the “Term” shall be the period commencing on the date hereof and ending on the earlier of (x) the date on which the aggregate Gross Sales Price of Shares issued and sold pursuant to this Agreement and any Terms Agreements are equal to the Maximum Amount and (y) any termination of this Agreement pursuant to Section 8(b), (ii) an “Exchange Business Day” means any day during the Term that is a trading day for the Exchange other than a day on which trading on the Exchange is scheduled to close prior to its regular weekday closing time, and (iii) “Exchange” means the New York Stock Exchange.

(b)               Subject to the terms and conditions set forth below, the Company appoints each Agent as agent in connection with the offer and sale of Shares in any Agency Transactions entered into hereunder. Each Agent will use commercially reasonable efforts, consistent with its normal trading and sales practices, to sell such Shares in accordance with the terms and subject to the conditions hereof and of the applicable Transaction Acceptance (as defined below). Neither the Company nor any Agent shall have any obligation to enter into an Agency Transaction. The Company shall be obligated to issue and sell through the Agents, and each of the Agents shall be obligated to use commercially reasonable efforts, consistent with its normal trading and sales practices and as provided herein and in the applicable Transaction Acceptance, to place Shares issued by the Company only if and when the Company makes a Transaction Proposal to such Agent related to such an Agency Transaction and a Transaction Acceptance related to such Agency Transaction has been delivered to the Company by such Agent as provided in Section 2 below.

(c)               Each Agent, as agent in any Agency Transaction, hereby covenants and agrees, severally and not jointly, not to make any sales of the Shares on behalf of the Company pursuant to this Agreement other than (A) by means of ordinary brokers’ transactions at market prices prevailing at the time of sale between members of the Exchange that qualify for delivery of a Prospectus in accordance with Rule 153 under the Securities Act and meet the definition of an “at the market offering” under Rule 415(a)(4) under the Securities Act (such transactions are hereinafter referred to as “At the Market Offerings”), including sales made on the New York Stock Exchange (“NYSE”), sales made to or through market makers and sales made through other securities exchange or electronic communications networks and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and such Agent.

(d)               If Shares are to be sold in an Agency Transaction in an At the Market Offering, the applicable Agent will confirm in writing to the Company the number of Shares sold on any Exchange Business Day and the related Gross Sales Price and Net Sales Price (as each of such terms is defined in Section 2(b) below) no later than the opening of trading on the immediately following Exchange Business Day.

(e)               If the Company shall default on its obligation to deliver Shares to an Agent pursuant to the terms of any Agency Transaction or Terms Agreement, other than as a result of bad faith or willful misconduct of such Agent, the Company shall (i) indemnify and hold harmless such Agent and its successors and assigns from and against any and all losses, claims, damages, liabilities and expenses arising from or as a result of such default by the Company and (ii) notwithstanding any such default, pay to such Agent the commission to which it would otherwise be entitled in connection with such sale in accordance with Section 2(b) below.

(f)                The Company acknowledges and agrees that (i) there can be no assurance that an Agent will be successful in selling the Shares, (ii) no Agent shall incur any liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by such Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement, and (iii) no Agent shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement, except as may otherwise be specifically agreed by such Agent and the Company in a Terms Agreement.

2.                 Transaction Acceptances and Terms Agreements.

(a)               The Company may, from time to time during the Term, propose to an Agent that they enter into an Agency Transaction to be executed on a specified Exchange Business Day or over a specified period of Exchange Business Days, which proposal shall be made to such Agent by telephone or by email from any of the individuals listed as an authorized representative of the Company on Schedule A hereto to make such sales and shall set forth the information specified below (each, a “Transaction Proposal”). If such Agent agrees to the terms of such proposed Agency Transaction or if the Company and such Agent mutually agree to modified terms for such proposed Agency Transaction, then such Agent shall promptly deliver to the Company by email a notice (each, a “Transaction Acceptance”) confirming the terms of such proposed Agency Transaction as set forth in such Transaction Proposal or setting forth the modified terms for such proposed Agency Transaction as agreed by the Company and such Agent, as the case may be, whereupon such Agency Transaction shall become a binding agreement between the Company and such Agent. Each Transaction Proposal shall specify:

(i)	the Exchange Business Day(s) on which the Shares subject to such Agency Transaction are intended to be sold (each, a “Purchase Date”);

(ii)	the maximum number of Shares to be sold by such Agent (the “Specified Number of Shares”) on, or over the course of, such Purchase Date(s), or as otherwise agreed between the Company and such Agent and documented in the relevant Transaction Acceptance; and

(iii)	the lowest price, if any, at which the Company is willing to sell Shares on each such Purchase Date or a formula pursuant to which such lowest price shall be determined (each, a “Floor Price”).

A Transaction Proposal shall not set forth a Specified Number of Shares that, upon sale and when added to the Gross Sales Price of Shares previously purchased and to be purchased pursuant to pending Transaction Acceptances (if any) hereunder and any Terms Agreements, would be expected to result in a total Gross Sales Price that exceeds the Maximum Amount nor shall it set forth a Floor Price which is lower than the minimum price authorized from time to time by the Company’s board of directors or, if permitted by applicable law and the Company’s charter and by-laws, a duly authorized committee thereof. The Company shall have responsibility for maintaining records with respect to the Gross Sales Price of Shares sold and for otherwise monitoring the availability of Shares for sale under the Registration Statement and for insuring that the aggregate Gross Sales Price of Shares offered and sold does not exceed the Maximum Amount, and the price at which any Shares are offered or sold is not lower than the minimum price authorized from time to time by the Company’s board of directors or, if permitted by applicable law and the Company’s charter and by-laws, a duly authorized committee thereof. In the event that more than one Transaction Acceptance with respect to any Purchase Date(s) is delivered by the applicable Agent to the Company, the latest Transaction Acceptance shall govern any sales of Shares for the relevant Purchase Date(s), except to the extent of any action taken by the Company occurring pursuant to a prior Transaction Acceptance and prior to the delivery to the Company of the latest Transaction Acceptance. The Company or the applicable Agent may, upon notice to the other such party by telephone (confirmed promptly by e-mail), suspend or terminate the offering of the Shares pursuant to Agency Transactions for any reason; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice or their respective obligations under any Terms Agreement. Notwithstanding the foregoing, if the terms of any Agency Transaction contemplate that Shares shall be sold on more than one Purchase Date, then the Company and the applicable Agent shall mutually agree to such additional terms and conditions as they deem reasonably necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in or confirmed by, as the case may be, the relevant Transaction Acceptance and be binding to the same extent as any other terms contained therein.

(b)               The Purchase Date(s) in respect of the Shares deliverable pursuant to any Transaction Acceptance shall be set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance. Except as otherwise agreed between the Company and an Agent, such Agent’s commission for any Shares sold through such Agent pursuant to this Agreement shall be at a mutually agreed rate, not to exceed 2.0%, of the actual sales price of such Shares (the “Gross Sales Price”), which commission shall be as set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance; provided, however, that such commission shall not apply when an Agent acts as principal, in which case such commission or a discount shall be set forth in the applicable Terms Agreement. Notwithstanding the foregoing, in the event the Company engages an Agent for a sale of Shares in an Agency Transaction that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act or a “block” within the meaning of Rule 10b-18(a)(5) under the Exchange Act, the Company will provide such Agent, at such Agent’s request and upon reasonable advance notice to the Company, on or prior to the Settlement Date the opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 5 hereof, each dated the Settlement Date, and such other documents and information as such Agent shall reasonably request, and the Company and such Agent will agree to compensation that is customary for such Agent with respect to such transaction. The Gross Sales Price less the applicable Agent’s commission and after deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of the sale of the applicable Shares is referred to herein as the “Net Sales Price.”

(c)               Payment of the Net Sales Price for Shares sold by the Company on any Purchase Date pursuant to a Transaction Acceptance shall be made to the Company by wire transfer of immediately available funds to the account of the Company (which the Company shall provide to the applicable Agent at least one Exchange Business Day prior to the applicable Agency Settlement Date (as defined below)) against delivery of such Shares to such Agent’s account, or an account of each such Agent’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be agreed to by the Company and such Agent. Such payment and delivery shall be made at or about 10:00 a.m. (New York City time) on the second Exchange Business Day (or such other day as may, from time to time, become standard industry practice for settlement of such a securities issuance or as agreed to by the Company and each such) following each Purchase Date (each, an “Agency Settlement Date”).

(d)               If, as set forth in or confirmed by, as the case may be, the related Transaction Acceptance, a Floor Price has been set by the Company with respect to a Purchase Date, and the applicable Agent thereafter determines and notifies the Company that the Gross Sales Price for such Agency Transaction would not be at least equal to such Floor Price, then the Company shall not be obligated to issue and sell through such Agent, and such Agent shall not be obligated to place, the Shares proposed to be sold pursuant to such Agency Transaction on such Purchase Date, unless the Company and such Agent otherwise agree in writing.

(e)               If either the Company or an Agent has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, the Company shall have a duty to promptly notify the other parties to this Agreement and each Agent shall have a duty to promptly notify the Company, and sales of the Shares under this Agreement, any Transaction Acceptance or any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the reasonable judgment of each party to this Agreement. On or prior to the delivery of a prospectus that is required (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with the offering or sale of the Shares, the Company shall calculate the average daily trading volume (as defined under “ADTV” by Rule 100 of Regulation M under the Exchange Act) of the Common Stock based on market data provided by Bloomberg L.P. or such other sources as agreed upon by the Company and the applicable Agent.

(f)	(i)	If the Company wishes to issue and sell the Shares pursuant to this Agreement but other than as set forth in Section 2(a) of this Agreement, it will notify the applicable Agent of the proposed terms of the Principal Transaction. If such, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and such Agent shall enter into a Terms Agreement setting forth the terms of such Principal Transaction.

(ii)	The terms set forth in a Terms Agreement shall not be binding on the Company or an Agent unless and until the Company and such Agent have each executed and delivered such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement shall control.

(g)               Each sale of the Shares to an Agent in a Principal Transaction shall be made in accordance with the terms of this Agreement and a Terms Agreement, which shall provide for the sale of such Shares to, and the purchase thereof by, such Agent. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by such Agent. The commitment of an Agent to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company contained, and shall be subject to the terms and conditions set forth, in this Agreement and such Terms Agreement. Any such Terms Agreement shall specify the number of the Shares to be purchased by the applicable Agent pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters, if any, acting together with such Agent in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Principal Settlement Date”; and, together with any Agency Settlement Date, a “Settlement Date”) and place of delivery of and payment for such Shares.

(h)               Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale, of any Shares pursuant to this Agreement (whether in an Agency Transaction or a Principal Transaction) and, by notice to each Agent given by telephone (confirmed promptly by email), shall cancel any instructions for the offer or sale of any Shares, and none of the Agents shall be obligated to offer or sell any Shares, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information; or (ii) at any time from and including the date on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement, unless the Company shall first (A) prepare and deliver to the Agents (with a copy to counsel for the Agents) a Current Report on Form 8-K that includes substantially the same financial and related information that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agents, and, prior to its filing, obtain the written consent of the Agents to such filing (which consent shall not be unreasonably withheld), (B) provide the Agents with the officers’ certificates, opinions and letters of counsels and accountants’ letter specified in Section 6 hereof, (C) afford the Agents the opportunity to conduct a due diligence review in accordance with Section 6(f) hereof prior to filing such Earnings 8-K and (D) file (rather than furnish) such Earnings 8-K with the Commission. For purposes of clarity, the parties hereto agree that the delivery of any officers’ certificates, opinions or letters of counsel or accountants’ letter pursuant to this Section 2(h) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Section 6 hereof.

(i)                 The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares by the Company shall be effected only by or through one Agent on any Exchange Business Day.

(j)                 Anything in this Agreement to the contrary notwithstanding, the Company shall not authorize the issuance and sale of, and no Agent, as sales agent, shall be obligated to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell, any Shares at a price lower than the minimum price, or with a Gross Sales Price in excess of the Maximum Amount, as the case may be, authorized from time to time to be issued and sold under this Agreement and any Terms Agreement, in each case by the Company’s board of directors or, if permitted by applicable law and the Company’s charter and by-laws, a duly authorized committee thereof, or in a number in excess of the number of Shares approved for listing on the Exchange, or in excess of the number or amount of Shares available for issuance on the Registration Statement or as to which the Company has paid the applicable registration fee it being understood and agreed by the parties hereto that compliance with any such limitations shall be the sole responsibility of the Company.

3.                  Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, each of the Agents, on and as of (i) the date hereof, (ii) each date on which the Company receives a Transaction Acceptance (the “Time of Acceptance”), (iii) each date on which the Company executes and delivers a Terms Agreement, (iv) each Time of Sale, (v) each Settlement Date and (vi) each Bring-Down Delivery Date (as defined in Section 6(b)) (each such date listed in (i) through (vi), a “Representation Date”), as follows:

(a)               The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the applicable Representation Date; no order preventing or suspending the effectiveness of the Registration Statement, the Preliminary Prospectus, if any, the Prospectus or any Permitted Free Writing Prospectus has been issued by the Commission, and, no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company; the Registration Statement and any post-effective amendment thereto complied as of the applicable effective date of the Registration Statement and any such post-effective amendment thereto, complies as of the date hereof and, as amended or supplemented as of each Representation Date, will comply, in all material respects, with the requirements of the Securities Act; the Preliminary Prospectus, if any, complies as of the date hereof and, as amended or supplemented as of each other Representation Date, will comply, in all material respects, with the requirements of the Securities Act; the Prospectus complies as of the date hereof and, as amended or supplemented as of each other Representation Date, will comply, in all material respects, with the requirements of the Securities Act; the Registration Statement, and any post-effective amendment thereto, did not, as of the applicable effective date of the Registration Statement and any such post-effective amendment thereto, does not as of the date hereof and, as amended or supplemented as of each Representation Date, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of each Representation Date, the Preliminary Prospectus, if any, as then amended or supplemented, together with all of the then-issued Permitted Free Writing Prospectuses, if any, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of each Representation Date, the Prospectus, as then amended or supplemented, together with all of the then issued Permitted Free Writing Prospectuses, if any, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Agent and furnished in writing by or on behalf of such Agent expressly for use in the Registration Statement, the Preliminary Prospectus, if any, the Prospectus or such Permitted Free Writing Prospectus and any amendment or supplement thereto (it being understood that such information consists solely of the information specified in Section 9(b)).

(b)               Other than the Registration Statement, the Preliminary Prospectus, if any, and the Prospectus, the Company (including its agents and representatives, other than the Agents in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below an “issuer free writing prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) any free writing prospectus approved in writing in advance by the Agents (each, a “Permitted Free Writing Prospectus”). Any Permitted Free Writing Prospectus complied and will comply in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433 under the Securities Act) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Prospectus filed prior to the first use of such Permitted Free Writing Prospectus, did not, and as of each Representation Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no representation and warranty with respect to any statements or omissions made in each such Permitted Free Writing Prospectus in reliance upon and in conformity with information relating to any Agent furnished to the Company in writing by or on behalf of such Agent expressly for use in such Permitted Free Writing Prospectus (it being understood that such information consists solely of the information specified in Section 9(b)). Each Permitted Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Agents as described in Section 4(h), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and the Preliminary Prospectus, if any, deemed to be a part thereof that has not been superseded or modified.

(c)               The Incorporated Documents, when they became effective or were filed with the Commission (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed during the Term and incorporated by reference in the Registration Statement, the Preliminary Prospectus, if any, the Prospectus or any Permitted Free Writing Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)               The financial statements and the related notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Preliminary Prospectus, if any, the Prospectus or any Permitted Free Writing Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein (subject to normal year-end adjustments, which adjustments, either individually or in the aggregate, will not be material); the other financial information included or incorporated by reference in the Registration Statement, the Preliminary Prospectus, if any, the Prospectus or any Permitted Free Writing Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly the information shown thereby; and any pro forma financial information and related notes thereto included or incorporated by reference in the Registration Statement, Preliminary Prospectus Supplement, if any, the Prospectus or any Permitted Free Writing Prospectus have been prepared in accordance with and comply with the applicable requirements of the Securities Act and the Exchange Act, as applicable, present fairly in all material respects the information shown therein, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Preliminary Prospectus, if any, the Prospectus or any Permitted Free Writing Prospectus.

(e)               Except as otherwise described in the Registration Statement, the Preliminary Prospectus, if any, the Prospectus and any Permitted Free Writing Prospectus, since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Preliminary Prospectus, if any, the Prospectus and any Permitted Free Writing Prospectus, (i) there has been no material change in the capital stock, long-term debt, notes payable or current portion of long-term debt of the Company or any of the Significant Subsidiaries (defined below), or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, management, financial position, stockholders’ equity, results of operations or prospects of the Company and entities of which the Company (a) owns greater than 50% of the outstanding equity, (b) has greater than 50% of the voting rights or (c) otherwise controls directly or indirectly through one or more intermediaries (each, a “subsidiary” and together, the “subsidiaries”) taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(f)                The Company and each of its “significant subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X) (the “Significant Subsidiaries”) have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement or any Terms Agreement (a “Material Adverse Effect”). As of the date of this Agreement, the Significant Subsidiaries are those listed on Exhibit 21 to its Form 10-K for year ended December 31, 2021 filed with the Commission and those found on Exhibit E hereto. As of the date of this Agreement, the Significant Subsidiaries are the only subsidiaries material to the business of the Company.

(g)               The Company has an authorized capitalization as set forth in the Registration Statement, the Preliminary Prospectus, if any, and the Prospectus; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Preliminary Prospectus, if any, the Prospectus and any Permitted Free Writing Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the descriptions thereof contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares and are owned directly or indirectly by the Company and excluding, for purposes of this representation and for the avoidance of doubt, each entity set forth in Exhibit F hereto, which may be amended or amended and restated from time to time in connection with a Bring-Down Delivery Date), free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(h)               With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee or delegatee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant of Stock Options was made in accordance with the terms of the applicable Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the Exchange and any other exchange on which Company securities are traded, (iv) the per share exercise price of each Stock Option was equal to the fair market value of a share of Common Stock on the applicable Grant Date, and (v) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinated the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(i)                 This Agreement has been duly authorized, executed and delivered by the Company and any Terms Agreement will have been duly authorized, executed and delivered by the Company.

(j)                 The Shares to be issued and sold by the Company hereunder or under any Terms Agreement have been duly authorized by the Company and, when issued and delivered and paid for as provided herein or in any Terms Agreement, as the case may be, will be duly and validly issued and will be fully paid and non-assessable and will conform to the descriptions thereof in the Registration Statement, the Preliminary Prospectus, if any, the Prospectus, and any Permitted Free Writing Prospectus; and the issuance of the Shares are not and will not be subject to any pre-emptive or similar rights.

(k)               The Company has the corporate power and authority to execute and deliver this Agreement and any Terms Agreement and to perform its obligations hereunder or thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and any Terms Agreement and the consummation by it of the transactions contemplated hereby and thereby or by the Prospectus has been duly and validly taken (or, in the case of any Terms Agreement, such action will have been duly and validly authorized).

(l)                 This Agreement conforms and each Terms Agreement will conform in all material respects to the description thereof contained in the Registration Statement, the Preliminary Prospectus, if any, the Prospectus and any Permitted Free Writing Prospectus.

(m)               Neither the Company nor any of the Significant Subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(n)               The execution, delivery and performance by the Company of this Agreement and any Terms Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby or by any Terms Agreement or the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of the Significant Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(o)               No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement or any Terms Agreement or the Preliminary Prospectus, if any, or the Prospectus, the issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement or any Terms Agreement or the Prospectus, except for (i) the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications, as may be required under applicable state securities laws or regulations, (ii) such filings of Permitted Free Writing Prospectuses and any amendments or supplements to the Registration Statement, the Preliminary Prospectus, if any, or the Prospectus or any documents incorporated or deemed to be incorporated by reference therein as may be required by the Securities Act or the Exchange Act from time to time and (iii) such filings as the Exchange may require from time to time and in connection with any purchase and distribution of the Shares by the Agents.

(p)               Except as described in the Registration Statement, the Preliminary Prospectus, if any, and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; to the knowledge of the Company, no such investigations, actions, suits or proceedings are threatened or, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory, investigations, actions, suits or proceedings that are required under the Securities Act or the Exchange Act to be described in the Registration Statement, the Preliminary Prospectus, if any, or the Prospectus that are not so described as required and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act or the Exchange Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Preliminary Prospectus, if any, or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Preliminary Prospectus, if any, or the Prospectus.

(q)               Grant Thornton LLP, who have certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (“PCAOB”) and as required by the Securities Act. Each other independent registered public accounting firm, if any, that has certified or reported on any financial statements included or incorporated by reference in the Registration Statement, the Preliminary Prospectus, if any, the Prospectus or any Permitted Free Writing Prospectus is an independent registered public accounting firm with respect to the Company and its subsidiaries or other appropriate entity, as applicable, within the applicable rules and regulations adopted by the Commission and the PCAOB and as required by the Securities Act.

(r)                The investment portfolio (other than cash and cash equivalents) of the Company consists primarily of residential, business purpose and multifamily real estate loans; residential, business purpose, multifamily real estate securities (including debt securities issued by Fannie Mae or Freddie Mac); mortgage servicing rights; derivative financial instruments; and other investments that are related to, or substantially economically equivalent to, any of the foregoing. The derivative financial instruments held by the Company consist of interest rate cap agreements, interest rate swap agreements, interest rate futures and options, credit default index swaps, loan purchase and forward sale commitments and mortgage “to be announced” (TBA) contracts. Except as otherwise described in the Registration Statement, the Preliminary Prospectus, if any, or the Prospectus, the Company has no plan or intention to materially alter its stated investment policies and operating policies and strategies as such are described in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q or other document filed with the Commission and incorporated by reference into the Registration Statement, the Preliminary Prospectus, if any, or the Prospectus. The Company is and at all times has been in compliance with its investment policy, except as the Board of Directors of the Company shall have expressly approved otherwise in each instance of non-compliance. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the Preliminary Prospectus, if any, or the Prospectus, and except for “real estate owned” properties owned by the Company as a result of foreclosures on delinquent loans, if any, the Company and its subsidiaries do not own any material real property. Any real property and buildings held under lease by the Company and its subsidiaries are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Registration Statement, the Preliminary Prospectus, if any, and the Prospectus, or except as would not have a Material Adverse Effect.

(s)                To the Company’s best knowledge, (i) the Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and  (ii) the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Company and its subsidiaries have not received any notice of any claim of infringement or conflict with any such rights of others.

(t)                 No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in any Preliminary Prospectus or Permitted Free Writing Prospectus.

(u)               Neither the Company nor any of its subsidiaries is and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Preliminary Prospectus, if any, the Prospectus or any Permitted Free Writing Prospectus, will be required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(v)               The Company and its subsidiaries have paid all material federal, state, local and foreign taxes and filed all material tax returns required to be paid or filed through the date hereof (taking into account all permitted extensions); and except as otherwise disclosed in the Registration Statement, the Preliminary Prospectus, if any, the Prospectus and any Permitted Free Writing Prospectus, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(w)             The Company, commencing with its taxable year ended December 31, 1994, has been organized and operated in conformity with the requirements for qualification and taxation as a “real estate investment trust” (“REIT”) under Sections 856 through 860 of the Code; its proposed method of operation as described in the Registration Statement, the Preliminary Prospectus, if any, any Permitted Free Wring Prospectus and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code; and the Company intends to continue to operate in a manner which would permit it to qualify as a REIT under the Code.

(x)               Each of the subsidiaries listed on Exhibit G, which may be amended or amended and restated from time to time in connection with a Bring-Down Delivery Date, is or, prior to its sale or dissolution was (i) a REIT (“Subsidiary REIT”), (ii) a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code (“Qualified REIT Subsidiary”) or (iii) a partnership or an entity that is (or was) disregarded as an entity separate from its owner for U.S. federal income tax purposes. Any securitization trusts formed by the Company’s Qualified REIT Subsidiaries are either (i) treated as a real estate mortgage investment conduit within the meaning of Section 860D of the Code, or (ii) disregarded as an entity separate from its owner for U.S. federal income tax purposes.

(y)               Each of the subsidiaries listed on Exhibit H, which may be amended or amended and restated from time to time in connection with a Bring-Down Delivery Date, is, or prior to its sale or dissolution was, a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code. The Company has had and has no other “taxable REIT subsidiaries” other than wholly-owned subsidiaries of the foregoing.

(z)               Neither the Company nor any of its subsidiaries or asset pools is treated as a taxable mortgage pool within the meaning of Section 7701(i) of the Code.

(aa)            The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Preliminary Prospectus, if any, the Prospectus and any Permitted Free Writing Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; except as described in the Registration Statement, the Preliminary Prospectus, if any, the Prospectus and any Permitted Free Writing Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course and, to the knowledge of the Company, all third-party service providers used, employed, hired or otherwise contracted with by the Company or any of its subsidiaries have obtained all necessary licenses or other relevant authorizations to do business in all jurisdictions in which such third-party service providers do business on behalf of the Company or its subsidiaries, except where the failure of that service provider to obtain such license or authorization would not, individually or in the aggregate, have a Material Adverse Effect.

(bb)           No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except, in each case, as would not have a Material Adverse Effect.

(cc)            (i) The Company and its subsidiaries (x) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) except as described in each of the Registration Statement, the Preliminary Prospectus, if any, the Prospectus and any Permitted Free Writing Prospectus (x) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings that would not reasonably be expected to have a Material Adverse Effect, (y) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect, and (z) none of the Company and its subsidiaries anticipates capital expenditures relating to any Environmental Laws that would be material to the Company and its subsidiaries taken as a whole.

(dd)           There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic wastes or hazardous substances, including, but not limited to, any naturally occurring radioactive materials, brine, drilling mud, crude oil, natural gas liquids and other petroleum materials, by, due to or caused by the Company or any of its subsidiaries (or, to the best of the Company’s knowledge, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or could reasonably be expected to be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any Environmental Laws or in a manner or to a location that could reasonably be expected to give rise to any liability under the Environmental Laws, except for any violation or liability which would not, individually or in the aggregate, have a Material Adverse Effect.

(ee)            (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) would have any liability (each, a “Plan”) has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no Plan has failed to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, nor is any such Plan in “at risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (iii) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur which could reasonably be expected to result in a Material Adverse Effect; and (iv) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any material liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA).

(ff)              The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(gg)           The Company, on a consolidated basis with its subsidiaries, maintains a system of “internal control over financial reporting,” as defined in Rule 13a-15(f) of the Exchange Act, that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its subsidiaries on a consolidated basis; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company and its subsidiaries are being made only in accordance with authorizations of management and directors of the Company and its subsidiaries; (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its subsidiaries that could have a material effect on the consolidated financial statements of the Company; and (iv) provide reasonable assurance that interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Preliminary Prospectus, if any, any Permitted Free Writing Prospectus and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement, the Preliminary Prospectus, if any, any Permitted Free Writing Prospectus and the Prospectus, there are no material weaknesses in the Company’s internal control over financial reporting. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(hh)           The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and have been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(ii)              The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are prudent and customary in the businesses in which the Company and its subsidiaries are engaged; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(jj)              None of the Company or any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(kk)           The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ll)              None of the Company, any of its subsidiaries, or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic (DNR) or so-called Luhansk People’s Republic (LNR) regions of Ukraine, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as agent, underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(mm)      No subsidiary of the Company (excluding, for purposes of this representation and for the avoidance of doubt, each entity set forth in Exhibit I hereto, which may be amended or amended and restated from time to time in connection with a Bring-Down Delivery Date) is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(nn)           Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement or any Terms Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(oo)           No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.

(pp)           The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(qq)           Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement, the Preliminary Prospectus, if any, the Prospectus and any Permitted Free Writing Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(rr)              No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Preliminary Prospectus, if any, the Prospectus or any Permitted Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ss)             Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Preliminary Prospectus, if any, any Permitted Free Writing Prospectus and the Prospectus are not based on or derived from sources that are reliable and accurate in all material respects.

(tt)              Except as otherwise disclosed in the Registration Statement, the Preliminary Prospectus, if any, any Permitted Free Writing Prospectus and the Prospectus, there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(uu)           The Company was not, at the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares, is not as of the date hereof and, as of each Representation Date, will not be an “ineligible issuer,” as defined in Rule 405 under the Securities Act. At the time of filing the Registration Statement and the Company’s most recent Annual Report on Form 10-K, the Company was a well-known seasoned issuer, as defined in Rule 405 under the Securities Act, and, as of the date hereof, the Company is, and, as of each Representation Date, the Company will be, eligible to use the Registration Statement in connection with the offering and sale of the Shares. The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101 (c)(1) thereunder.

(vv)           The Company and its subsidiaries, taken as a whole (the “Group”), is, and immediately upon consummation of the transactions contemplated herein and in the Preliminary Prospectus, if any, any Permitted Free Writing Prospectus and the Prospectus will be, Solvent. As used herein, the term “Solvent” means, with respect to the Group, on a particular date, that on such date (a) the fair market value of the assets of the Group is greater than the total amount of liabilities (including contingent liabilities) of the Group, (b) the present fair salable value of the assets of the Group is greater than the amount that will be required to pay the probable liabilities of the Group on its debt as they become absolute and mature, (c) the Group is able to realize upon its assets and pay its debts and other liabilities (including contingent obligations) as they mature, and (d) the Group does not have unreasonably small capital.

(ww)       The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are reasonably believed by the Company to be adequate in all material respects for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted and, to the Company’s knowledge, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with the business of the Company and its subsidiaries as currently conducted. To the knowledge of the Company, there have been no material breaches, violations, outages or unauthorized uses of or accesses to Personal Data, or investigations relating to the same, except as otherwise disclosed in the Registration Statement, the Preliminary Prospectus, if any, or the Prospectus. The Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except for such failures as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.                  Certain Covenants of the Company. The Company hereby agrees with each of the Agents:

(a)               For so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with the offering or sale of Shares, before using or filing any Permitted Free Writing Prospectus and before using or filing any amendment or supplement to the Registration Statement, the Prospectus, the Preliminary Prospectus, if any, or any Permitted Free Writing Prospectus (in each case, other than due to the filing of an Incorporated Document), to furnish to each Agent a copy of each such proposed Permitted Free Writing Prospectus, amendment or supplement within a reasonable period of time before filing with the Commission or using any such Permitted Free Writing Prospectus, amendment or supplement and the Company will not use or file any such Permitted Free Writing Prospectus or any such proposed amendment or supplement to which an Agent reasonably objects, unless the Company’s legal counsel has advised the Company that use or filing of such document is required by law; and the Company will not use or file any such Permitted Free Writing Prospectus or proposed, amendment or supplement to which an Agent reasonably objects unless the Company’s legal counsel has advised the Company that use or filing of such document is required by law.

(b)               To file the Prospectus, each Prospectus Supplement, the Preliminary Prospectus, if any, and any other amendments or supplements to such prospectuses pursuant to, and within the time period required by, Rule 424(b) under the Securities Act (without reference to Rule 424(b)(8)) and to file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Securities Act and to provide copies of the Prospectus, each Prospectus Supplement, the Preliminary Prospectus, if any, any other amendments or supplements to such prospectuses and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (collectively, “EDGAR”)) to the Agents via e-mail in “.pdf” format on such filing date to an e-mail account designated by each Agent and, at an Agent’s request, to also furnish copies of the Prospectus, each Prospectus Supplement, the Preliminary Prospectus, if any, any other amendments or supplements to such prospectuses and each Permitted Free Writing Prospectus to each exchange or market on which sales were effected as may be required by the rules or regulations of such exchange or market.

(c)               To file timely all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with the offering or sale of the Shares, and during such same period to advise the Agents, promptly after the Company receives notice thereof, (i) of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus, the Preliminary Prospectus, if any, or any Permitted Free Writing Prospectus or any amended Prospectus or Preliminary Prospectus has been filed with the Commission; (ii) of the issuance by the Commission of any stop order or any order preventing or suspending the use of any prospectus relating to the Shares or the initiation or threatening of any proceeding for that purpose, pursuant to Section 8A of the Securities Act; (iii) of any objection by the Commission to the use of Form S-3ASR by the Company pursuant to Rule 401(g)(2) under the Securities Act; (iv) of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose; (v) of any request by the Commission for the amendment of the Registration Statement or the amendment or supplementation of the Prospectus or Preliminary Prospectus, if any (in each case including any documents incorporated by reference therein) or for additional information; (vi) of the occurrence of any event as a result of which the Prospectus, the Preliminary Prospectus, if any, or any Permitted Free Writing Prospectus as then amended or supplemented includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Preliminary Prospectus, if any, or any such Permitted Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto.

(d)               In the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, or of any notice of objection by the Commission to the use of such prospectus pursuant to Rule 401(g)(2) under the Securities Act, to use promptly its commercially reasonable efforts to obtain its withdrawal.

(e)               To furnish such information as may be required and otherwise cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Agents may reasonably designate and to use its commercially reasonable efforts to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation, become a dealer of securities, or become subject to taxation in, or to consent to the service of process under the laws of, any such state or other jurisdictions (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose.

(f)                To make available to the Agents at their respective offices, at the addresses set out in Section 15 of this Agreement, without charge, as soon as reasonably practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Agents, as many copies of the Prospectus or the Preliminary Prospectus, if any, (or of the Prospectus or the Preliminary Prospectus, if any, as amended or supplemented if the Company shall have made any amendments or supplements thereto and documents incorporated by reference therein after the effective date of the Registration Statement) and each Permitted Free Writing Prospectus as the Agents may reasonably request for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule); and for so long as this Agreement is in effect, the Company will prepare and file promptly such amendment or amendments to the Registration Statement, the Prospectus, the Preliminary Prospectus, if any, or any Permitted Free Writing Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Securities Act.

(g)               To furnish or make available to the Agents during the Term (i) copies of any reports or other communications which the Company shall send to its shareholders or shall from time to time publish or publicly disseminate and (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, and to furnish to the Agents from time to time during the Term such other information as the Agents may reasonably request regarding the Company or its subsidiaries, in each case as soon as such reports, communications, documents or information becomes available or promptly upon the request of the Agents, as applicable; provided, however, that the Company shall have no obligation to provide the Agents with any document filed on EDGAR or included on the Company’s Internet website.

(h)               If, at any time during the Term, any event shall occur or condition shall exist as a result of which it is necessary in the reasonable opinion of counsel for the Agents or counsel for the Company, to further amend or supplement the Prospectus, the Preliminary Prospectus, if any, or any Permitted Free Writing Prospectus as then amended or supplemented in order that the Prospectus, the Preliminary Prospectus, if any, or any such Permitted Free Writing Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, in the light of the circumstances existing at the time the Prospectus, the Preliminary Prospectus, if any, or any such Permitted Free Writing Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement, the Prospectus, the Preliminary Prospectus, if any, or any Permitted Free Writing Prospectus in order to comply with the requirements of the Securities Act, in the case of such a determination by counsel to the Company, immediate notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Shares in the Agents’ capacity as agents, and, in either case, the Company will, subject to Section 4(a) above, promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Securities Act, the Exchange Act or otherwise, as may be necessary to make the Registration Statement, the Prospectus, the Preliminary Prospectus, if any, or any such Permitted Free Writing Prospectus, comply with such requirements.

(i)                 To generally make available to its security holders as soon as reasonably practicable, but not later than 16 months after the first day of each fiscal quarter referred to below, an earnings statement (in form complying with the provisions of Section 11(a) under the Securities Act and Rule 158 of the Commission promulgated thereunder) covering each twelve-month period beginning, in each case, not later than the first day of the Company’s fiscal quarter next following each “effective date” (as defined in such Rule 158) of the Registration Statement with respect to each sale of Shares.

(j)                 To apply the net proceeds from the sale of the Shares in the manner described in the Prospectus under the caption “Use of Proceeds.”

(k)               Not to, and to cause its subsidiaries not to, take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; provided that nothing herein shall prevent the Company from filing or submitting reports under the Exchange Act or issuing press releases in the ordinary course of business or engaging in communications with investors in the ordinary course of business.

(l)                 Except as otherwise agreed between the Company and the Agents, to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Agents and to dealers (including costs of mailing and shipment), (ii) the registration, issue and delivery of the Shares, (iii) the qualification of the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Agents may reasonably designate as aforesaid (including filing fees and the reasonable and documented legal fees and disbursements of counsel to the Agents in connection therewith not to exceed $5,000) and the printing and furnishing of copies of any blue sky surveys to the Agents, (iv) the listing of the Shares on the Exchange and any registration thereof under the Exchange Act, (v) any filing for review, and any review, of the public offering of the Shares by FINRA (including filing fees and the reasonable and documented legal fees and disbursements of counsel to the Agents in connection therewith not to exceed $5,000), (vi) the fees and disbursements of counsel to the Company and of the Company’s independent registered public accounting firm and (vii) the performance of the Company’s other obligations hereunder and under any Terms Agreement.

(m)             With respect to the offering(s) contemplated by this Agreement or any Terms Agreement, the Company will not offer shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of the Common Stock in a manner in violation of the Securities Act or the Exchange Act; and the Company will not distribute any offering material in connection with the offer and sale of the Shares, other than the Registration Statement, the Prospectus, the Preliminary Prospectus, if any, or any Permitted Free Writing Prospectus and any amendments or supplements thereto.

(n)               Unless the Company has given written notice to the Agents that the Company has suspended activity under this Agreement and there are no pending Agency Transactions or Principal Transactions, the Company will not, without (A) giving the Agents at least two Exchange Business Days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (B) the Agents suspending activity under this program for such period of time as requested by the Company or deemed appropriate by the Agents in the light of the proposed sale, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or other equity securities of the Company or any securities convertible into or exercisable, redeemable or exchangeable for Common Stock or other equity securities of the Company, or file any registration statement under the Securities Act with respect to any of the foregoing (other than a registration statement on Form S-8, post-effective amendment to the Registration Statement or a Replacement Registration Statement (as described herein)) or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock or other equity securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) Shares offered and sold under this Agreement or any Terms Agreement, (B) shares of Common Stock issued pursuant to the Company’s Direct Stock Purchase and Dividend Reinvestment Plan; (C) shares of Common Stock, options to purchase shares of Common Stock or other equity-based awards granted under the Company’s existing equity incentive plans, including the Employee Stock Purchase Plan or any replacement plan under a new registration statement; (D) any shares of Common Stock issued upon the exercise of options or other awards (including deferred stock units) granted under existing equity incentive plans, including the Employee Stock Purchase Plan; and (E) the sale or issuance of, or entry into agreement to sell or issue, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock in connection with the acquisition of an operating platform that originates business purpose mortgage loans, an associated portfolio of loans and subordinate mortgage-backed securities, and any securities, businesses, property or assets related to such acquisition or portfolio, provided that the aggregate number of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock may not exceed 5% of the total number of shares of Common Stock outstanding as of the most recent fiscal quarter end prior to the earlier of (i) the sale or issuance or (ii) the execution of a definitive agreement to sell or issue. Any lock-up provisions relating to a Principal Transaction shall be set forth in the applicable Terms Agreement.

(o)               The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Permitted Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(p)               The Company will use commercially reasonable efforts to cause the Shares to be listed on the Exchange.

(q)               The Company consents to each Agent trading in the Common Stock for such Agent’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement or any Terms Agreement.

(r)                At any time before or after the third anniversary of the initial effective date of the Registration Statement, the Company may file a new registration statement (a “Replacement Registration Statement”) with the Commission and a prospectus supplement (the “Replacement Prospectus”), in form and substance satisfactory to the Agents. The Company shall promptly notify the Agents in writing of the effectiveness of the Replacement Registration Statement and the filing of the Replacement Prospectus and, following delivery of such notice, references herein to the “Registration Statement” and “Prospectus” shall refer to such Replacement Registration Statement and Replacement Prospectus, as applicable, in lieu of the Registration Statement and Prospectus as defined herein or any predecessor Replacement Registration Statement and Replacement Prospectus, as the case may be.

5.                  Execution of Agreement. Each Agent’s obligations under this Agreement shall be subject to the satisfaction of the following conditions in connection with and on the date of the execution of this Agreement:

(a)               the Company shall have delivered to the Agent:

(i)	an officers’ certificate signed by two officers of the Company (one of whom shall be the Chief Financial Officer or other senior financial officer) certifying as to the matters set forth in Exhibit B hereto;

(ii)	(A) an opinion and, if not covered in such opinion, a negative assurance letter of Latham & Watkins LLP, special counsel for the Company, (B) an opinion of Latham & Watkins LLP, tax counsel for the Company, (C) an opinion of Venable LLP, Maryland counsel for the Company, and (D) an opinion of Weintraub Tobin Chediak Coleman Grodin Law Corporation, special counsel for the Company, each addressed to the Agents and dated the date of this Agreement, in the form of Exhibit C-1 and Exhibit C-2, Exhibit C-3 and C-4, respectively, hereto;

(iii)	a “comfort” letter from Grant Thornton LLP, addressed to the Agents and dated the date of this Agreement, addressing such matters as the Agents may reasonably request;

(iv)	if reasonably requested by the Agents, a certificate signed by the Company’s Chief Financial Officer, in the form of Exhibit D hereto, certifying as to certain financial, numerical and statistical data not covered by the “comfort” letter referred to in Section 5(a)(iii) hereof;

(v)	evidence reasonably satisfactory to the Agents and its counsel that the Shares have been approved for listing on the Exchange, subject only to notice of issuance on or before the date hereof;

(vi)	resolutions duly adopted by the Company’s board of directors, and certified by an officer of the Company, authorizing the Company’s execution of this Agreement and the consummation by the Company of the transactions contemplated hereby, including the issuance and sale of the Shares; and

(vii)	such other documents as the Agents shall reasonably request; and

(b)               The Agents shall have received a letter or letters, which shall include legal opinions and negative assurance statements, of Clifford Chance US LLP, counsel to the Agents, addressed to the Agents and dated the date of this Agreement, addressing such matters as each Agents may reasonably request.

6.                  Additional Covenants of the Company. The Company further covenants and agrees with each of the Agents as follows:

(a)               Each Transaction Proposal made by the Company that is accepted by an Agent by means of a Transaction Acceptance and each execution and delivery by the Company of a Terms Agreement shall be deemed to be (i) an affirmation that the representations, warranties and agreements of the Company herein contained and contained in any certificate delivered to the Agents pursuant hereto are true and correct at such Time of Acceptance or the date of such Terms Agreement, as the case may be, and (ii) an undertaking that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date, as though made at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the Registration Statement, the Prospectus, the Preliminary Prospectus, if any, or any Permitted Free Writing Prospectus as amended and supplemented to the time of such Transaction Acceptance or Terms Agreement, as the case may be).

(b)               Subject to Section 6(h), each time that (i) the Registration Statement, the Prospectus, the Preliminary Prospectus, if any, or any Permitted Free Writing Prospectus shall be amended or supplemented (including, except as noted in the proviso at the end of this Section 6(b), by the filing of any Incorporated Document), (ii) there is a Principal Settlement Date pursuant to a Terms Agreement, or (iii) the Agents shall reasonably request, provided that the Agents shall not make such a request during the periods that there is no proposed Agency Transaction pursuant to a delivery of a Transaction Proposal (each date referred to clauses (i), (ii) and (iii) above, a “Bring-Down Delivery Date”), the Company shall, unless the Agents agree otherwise, furnish or cause to be furnished to the Agents certificates, dated as of such Bring-Down Delivery Date and delivered within two Exchange Business Days after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the certificates referred to in Sections 5(a)(i) and 5(a)(iv) hereof, modified as necessary to relate to the Registration Statement, the Prospectus, the Preliminary Prospectus, if any, or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificates and, in the case of the Chief Financial Officer’s certificate, covering such other financial, numerical and statistical data that is not covered by the accountant’s “comfort” letter dated as of such Bring-Down Delivery Date as the Agents may reasonably request, or, in lieu of such certificates, certificates to the effect that the statements contained in the certificates referred to in Sections 5(a)(i) and, unless the Agents shall have requested that the Chief Financial Officers’ certificate cover different or additional data as aforesaid, 5(a)(iv) hereof furnished to Agents are true and correct as of such Bring-Down Delivery Date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus, the Preliminary Prospectus, if any, or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate); provided, however, that the filing of a Current Report on Form 8-K will not constitute a Bring-Down Delivery Date under clause (i) above unless either (A) (x) such Current Report on Form 8-K is filed at any time during which either a Transaction Acceptance is binding and the Company has not suspended the use thereof (and prior to the settlement of the Shares specified therein) or a prospectus relating to the Shares is required to be delivered under the Securities Act (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) or such Current Report on Form 8-K is filed at any time from and including the date of a Terms Agreement through and including the related Settlement Date and (y) the Agents have reasonably requested that such date be deemed to be a Bring-Down Delivery Date based upon the event or events reported in such Current Report on Form 8-K or (B) such Current Report on Form 8-K contains capsule financial information, historical or pro forma financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K or part thereof under Item 2.02 of Form 8-K of the Commission that is considered “filed” under the Exchange Act; and provided, further, that an amendment or supplement to the Registration Statement or the Prospectus or the Preliminary Prospectus, if any, relating solely to the offering of other securities pursuant to the Registration Statement will not constitute a Bring-Down Delivery Date.

(c)               Subject to Section 6(h), each Bring-Down Delivery Date, the Company shall, unless the Agents agree otherwise, cause to be furnished to the Agents (A) an opinion and, if not included in such opinion, negative assurance letter of Latham and Watkins, LLP, special counsel to the Company, (B) an opinion of Latham & Watkins LLP, tax counsel for the Company, (C) an opinion of Venable LLP, Maryland counsel for the Company, (D) an opinion of Weintraub Tobin Chediak Coleman Grodin Law Corporation, special counsel for the Company, and (E) an opinion and, if not included in such opinion, negative assurance letter of Clifford Chance US LLP, each dated as of the applicable Bring-Down Delivery Date and delivered within two Exchange Business Days after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, dated and delivered on such Principal Settlement Date, of the same tenor as the opinions and letters referred to in Section 5(a)(ii) or Section 5(b) hereof, as applicable, but modified as necessary to relate to the Registration Statement, the Prospectus, the Preliminary Prospectus, if any, or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such opinions and letters, or, in lieu of such opinions and letters, each such counsel shall furnish the Agents with a letter substantially to the effect that the Agents may rely on the opinion and letter of such counsel referred to in Section 5(a)(ii) or Section 5(b), as applicable, furnished to the Agents, to the same extent as though they were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter of such counsel shall be deemed to relate to the Registration Statement, the Prospectus, the Preliminary Prospectus, if any, or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance).

(d)               Subject to Section 6(h), each Bring-Down Delivery Date, the Company shall, unless the Agents agree otherwise, cause Grant Thornton LLP to furnish to the Agents a “comfort” letter, dated as of the applicable Bring-Down Delivery Date and delivered within two Exchange Business Days after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the letter referred to in Section 5(a)(iii) hereof, but modified to relate to the Registration Statement, the Prospectus, the Preliminary Prospectus, if any, or any Permitted Free Writing Prospectus as amended and supplemented to the date of such letter, and, if the Registration Statement, the Prospectus, the Preliminary Prospectus, if any, or any Permitted Free Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its subsidiaries), the Company shall, if requested by the Agents, cause a firm of independent public accountants to furnish to the Agents a “comfort” letter, dated as of the applicable Bring-Down Delivery Date and delivered within one Exchange Business Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, addressing such matters as the Agents may reasonably request.

(e)               (i) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus, the Preliminary Prospectus, if any, and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act); and all requests by the Commission for additional information shall have been complied with to the satisfaction of the Agents and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect at the time the Company delivers a Transaction Proposal to an Agent or the time an Agent delivers a Transaction Acceptance to the Company; and (ii) the Registration Statement, the Prospectus, the Preliminary Prospectus, if any, or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Company delivers a Transaction Proposal to an Agent or the time an Agent delivers a Transaction Acceptance to the Company.

(f)                The Company shall reasonably cooperate with any reasonable due diligence review requested by the Agents or their counsel from time to time in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, (i) at the commencement of each intended Purchase Date and any Time of Sale or Settlement Date, providing information and making available appropriate documents and appropriate corporate officers of the Company and, upon reasonable request, representatives of Grant Thornton LLP (and, if the Registration Statement, the Prospectus, the Preliminary Prospectus, if any, or any Permitted Free-Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its subsidiaries), representatives of the independent public accountants that audited or reviewed such financial statements) for an update on diligence matters with representatives of the Agents and (ii) subject to Section 6(h), at each Bring-Down Delivery Date and otherwise as the Agents may reasonably request, providing information and making available documents and appropriate corporate officers of the Company and representatives of Grant Thornton LLP (and, if the Registration Statement, the Prospectus, the Preliminary Prospectus, if any, or any Permitted Free-Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its subsidiaries), representatives of the independent public accountants that audited or reviewed such financial statements) for one or more due diligence sessions with representatives of the Agents and their counsel.

(g)               The Company shall disclose, in its quarterly reports on Form 10-Q and in its annual report on Form 10-K and, if requested by the Agents, in supplements to the Prospectus, or Preliminary Prospectus, if any, to be filed by the Company with the Commission from time to time, the number of the Shares sold through the Agents under this Agreement and any Terms Agreement, and the gross and net proceeds to the Company from the sale of the Shares and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement and any Terms Agreement during the relevant quarter or, in the case of any such Prospectus Supplement, such shorter period as the Agents may reasonably request or, in the case of an Annual Report on Form 10-K, during the fiscal year covered by such Annual Report and the fourth quarter of such fiscal year.

(h)               The requirements (i) to provide the officer’s certificate, opinions and letters of counsel and accountants’ letter specified in Section 6(b) through (d) and (ii) to reasonably cooperate with any reasonable due diligence review specified in Section 6(f) shall be waived for any Bring-Down Delivery Date occurring at a time at which no Transaction Proposal or offers to enter into a Terms Agreement is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Transaction Proposal or offers to enter into a Terms Agreement hereunder (which for such calendar quarter shall be considered a Bring-Down Delivery Date) and the next occurring Bring-Down Delivery Date.

All opinions, letters and other documents referred to in Sections 6(b) through (d) above shall be reasonably satisfactory in form and substance to the Agents. The Agents will provide the Company with such notice (which may be oral, and in such case, will be confirmed via e-mail as soon as reasonably practicable thereafter) as is reasonably practicable under the circumstances when requesting an opinion, letter or other document referred to in Sections 6(b) through (d) above.

7.                  Conditions of the Agents’ Obligation. The Agents’ obligation to solicit purchases on an agency basis for the Shares or otherwise take any action pursuant to a Transaction Acceptance and to purchase the Shares pursuant to any Terms Agreement shall be subject to the satisfaction of the following conditions:

(a)               At the Time of Acceptance, at the time of the commencement of trading on the Exchange on the Purchase Date(s) and at the relevant Time of Sale and Agency Settlement Date, or with respect to a Principal Transaction pursuant to a Terms Agreement, at the time of execution and delivery of the Terms Agreement by the Company and at the relevant Time of Sale and Principal Settlement Date:

(i)	The representations, warranties and agreements on the part of the Company herein contained or contained in any certificate of an officer or officers, general partner, managing member or other authorized representative of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof shall be true and correct in all respects.

(ii)	The Company shall have performed and observed its covenants and other obligations hereunder and/or under any Terms Agreement, as the case may be, in all material respects.

(iii)	In the case of an Agency Transaction, from the Time of Acceptance until the Agency Settlement Date, or, in the case of a Principal Transaction pursuant to a Terms Agreement, from the time of execution and delivery of the Terms Agreement by the Company until the Principal Settlement Date, trading in the Common Stock on the Exchange shall not have been suspended.

(iv)	From the date of this Agreement, no event or condition of a type described in Section 3(e) hereof shall have occurred or shall exist, which event or condition is not described in a Permitted Free Writing Prospectus (excluding any amendment or supplement thereto) or the Prospectus, or Preliminary Prospectus, if any, (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Agents makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the applicable Settlement Date on the terms and in the manner contemplated by this Agreement, any Terms Agreement, any Permitted Free Writing Prospectus, Preliminary Prospectus, if any, and the Prospectus.

(v)	Subsequent to the relevant Time of Acceptance or, in the case of a Principal Transaction, subsequent to execution of the applicable Terms Agreement, (A) no downgrading shall have occurred in the rating accorded any debt securities or preferred equity securities of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act and (B) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any debt securities or preferred equity securities of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading) in each case that has not been described in any Permitted Free Writing Prospectus issued prior to any related Time of Sale.

(vi)	The Shares to be issued pursuant to the Transaction Acceptance or pursuant to a Terms Agreement, as applicable, shall have been approved for listing on the Exchange, subject only to notice of issuance.

(vii)	(A) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares and (B) no injunction or order of any federal, state or foreign court shall have been issued that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares.

(viii)	(A) No order suspending the effectiveness of the Registration Statement shall be in effect, no proceeding for such purpose or pursuant to Section 8A of the Securities Act shall be pending before or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Securities Act shall have been received by the Company; (B) the Prospectus, the Preliminary Prospectus, if any, and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of any Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act); (C) all requests by the Commission for additional information shall have been complied with to the satisfaction of the Agents; and (D) no suspension of the qualification of the Shares for offering or sale in any jurisdiction, and no initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect. The Registration Statement, the Prospectus, the Preliminary Prospectus, if any, or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time an Agent delivers a Transaction Acceptance to the Company or the Company and an Agent execute a Terms Agreement, as the case may be.

(ix)	No amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall have been filed to which the Agents shall have reasonably objected in writing.

(b)               Within two Exchange Business Days after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, on such Principal Settlement Date, the Agents shall have received the officer’s certificates, opinions and negative assurance letters of counsel and “comfort” letters and other documents provided for under Sections 6(b) through (d), inclusive. For purposes of clarity and without limitation to any other provision of this Section 7 or elsewhere in this Agreement, the parties hereto agree that the Agents’ obligations, if any, to solicit purchases of Shares on an agency basis or otherwise take any action pursuant to a Transaction Acceptance shall, unless otherwise agreed in writing by the Agents, be suspended during the period from and including a Bring-Down Delivery Date through and including the time that each Agent shall have received the documents described in the preceding sentence.

8.                  Termination.

(a)	(i)	The Company may terminate this Agreement in its sole discretion at any time upon prior written notice to the Agents. Any such termination shall be without liability of any party to any other party, except that (A) with respect to any pending sale, the obligations of the Company, including in respect of compensation of the applicable Agent, shall remain in full force and effect notwithstanding such termination; and (B) the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(k)), 9, 12, 13 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii)	In the case of any sale by the Company pursuant to a Terms Agreement, the obligations of the Company pursuant to such Terms Agreement and this Agreement may not be terminated by the Company without the prior written consent of the applicable Agent.

(b)	(i)	Each Agent may terminate this Agreement with respect to itself in its sole discretion at any time upon giving prior written notice to the Company. Any such termination shall be without liability of any party to any other party, except that the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(k)), 9, 12, 13 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii)	In the case of any purchase by an Agent pursuant to a Terms Agreement, the obligations of such Agent pursuant to such Terms Agreement shall be subject to termination by such Agent at any time prior to or at the Principal Settlement Date if (A) since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement, the Prospectus, the Preliminary Prospectus, if any, and any Permitted Free Writing Prospectus, (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the NYSE American (f/k/a the NYSE MKT and the American Stock Exchange) the Nasdaq Global Market the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Company or any of its subsidiaries shall have been suspended on any exchange or in any over-the counter market, (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York state authorities, (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, solely in the case of events and conditions described in this clause (iv), in such Agent’s judgment, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus, the Preliminary Prospectus, if any, or such Terms Agreement.

(c)               This Agreement shall remain in full force and effect until the earliest of (A) termination of the Agreement pursuant to Section 8(a) or 8(b) above or otherwise by mutual written agreement of the parties, and (B) such date that the Maximum Amount of Shares has been sold in accordance with the terms of this Agreement and any Terms Agreements, in each case except that the provisions of Section 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(k)), 9, 12, 13, and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d)               Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that, notwithstanding the foregoing, such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or the Company, as the case may be, or such later date as may be required pursuant to Section 8(a) or (b). If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2 hereof.

9.                  Indemnification and Contribution.

(a)               Indemnification of the Agents. The Company agrees to indemnify and hold harmless each Agent, its affiliates, directors and officers and each person, if any, who controls such Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable out-of-pocket legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or Preliminary Prospectus, if any, (or any amendment or supplement thereto), any Permitted Free Writing Prospectus (or any amendment or supplement thereto), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Agents furnished to the Company in writing by the Agents expressly for use therein, it being understood and agreed that the only such information furnished by the Agents consists of the information described as such in subsection (b) below.

(b)               Indemnification of the Company. Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Agents furnished to the Company in writing by the Agents expressly for use in the Registration Statement (or any amendment thereto), the Prospectus or Preliminary Prospectus, if any, (or any amendment or supplement thereto), any Permitted Free Writing Prospectus (or any amendment or supplement thereto) or any “road show”, it being understood and agreed upon that such information shall consist solely of the name of such Agent set forth in the Prospectus Supplement.

(c)               Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Section 9(a) or 9(b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 9 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for (A) the Agents and their affiliates, directors and officers and their control persons, if any, or (B) the Company, its directors, its officers who signed the Registration Statement and its control persons, if any, as the case may be, and that all such reasonable fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Agents and their affiliates, directors and officers and their control persons, if any, shall be designated in writing by the Agents, and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and its control persons, if any, shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification is or could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person. Notwithstanding the foregoing, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this Section 9(c), the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.

(d)               Contribution. If the indemnification provided for in Sections 9(a) and 9(b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such Sections, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the applicable Agents, on the other, from the offering of the Shares pursuant to this Agreement and any Terms Agreements or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the applicable Agents, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the applicable Agents, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares pursuant to this Agreement and any Terms Agreements and the total discounts and commissions received by the applicable Agents in connection therewith bear to the aggregate Gross Sales Price of such Shares. The relative fault of the Company, on the one hand, and the applicable Agent, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the applicable Agents, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)               Limitation on Liability. The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 9(d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall an Agent be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Agent with respect to the offering of the Shares pursuant to this Agreement and any Terms Agreements exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Agents under this Section 9(e) are several and not joint.

(f)                Non-Exclusive Remedies. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10.              No Fiduciary Relationship. The Company acknowledges and agrees that each Agent is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby and any Terms Agreements (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, none of the Agent is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Agent shall have any responsibility or liability to the Company with respect thereto. Any review by the Agents of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Agents and shall not be on behalf of the Company.

11.              Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement, any Transaction Proposal and any Transaction Acceptance shall be adjusted to take into account any stock split effected with respect to the Shares.

12.              Persons Entitled to Benefit of Agreement. This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto, respectively, and their respective successors and the officers, directors, affiliates and controlling persons referred to in Section 9 hereof. Nothing in this Agreement or any Terms Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any such Terms Agreement or any provision contained herein or therein. No purchaser of Shares from or through an Agent shall be deemed to be a successor merely by reason of purchase.

13.              Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Agents contained in this Agreement or any Terms Agreement or made by or on behalf of the Company or the Agents pursuant to this Agreement or any Terms Agreement or any certificate delivered pursuant hereto or thereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any Terms Agreement or any investigation made by or on behalf of the Company or the Agents.

14.              Certain Defined Terms. For purposes of this Agreement, except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under Securities Act; the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15.              Notices. All notices and other communications under this Agreement and any Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notice to the Agents shall be delivered or sent to (i) Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department (fax: (212) 214-5918); (ii) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, (fax: 212-622-8358), Attention: Equity Syndicate Desk; (iii) Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3649, (fax: 212-325-4296), Attention: IBCM-Legal; (iv) JMP Securities LLC, 600 Montgomery Street, Suite 1100, San Francisco, CA 94111, (email: syndicate@jmpsecurities.com), Attention: Equity Syndicate Department; (v) Nomura Securities International, Inc., Worldwide Plaza, 309 West 49th Street, New York, New York 10019, Attention: Equity Capital Markets, Americas, email: NomuraATMExecution@nomura.com, fax: 646-587-9562 with a copy to the Head of IBD Legal, fax: 646-587-9548); and (vi) Mischler Financial Group, Inc., 1111 Bayside Drive, Suite 100, Corona del Mar, CA 92625, Attention: Capital Markets Office, email: jmaher@gtsmischler.com, fax: (203) 276-6686 with a copy to Rob Karr and Doyle L. Holmes, fax: (203) 276-6686 / (949) 720-0229; and if to the Company, shall be delivered or sent to One Belvedere Place, Suite 300, Mill Valley, California 94941, (fax: 415-381-1773), Attention: Andrew Stone, Chief Legal Officer (andy.stone@redwoodtrust.com), with a copy, which shall not constitute notice, to Latham & Watkins LLP, 650 Town Center Drive, 20th Floor, Costa Mesa, CA 92626, (fax: 714-755-8290), Attention: William J. Cernius, Esq. (william.cernius@lw.com). Notwithstanding the foregoing, Transaction Proposals shall be delivered by the Company to the Agents by telephone or email to (i) Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department (fax: (212) 214-5918); (ii) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: 312-3007716), Attention: Stephanie Little; Email: Stephanie.y.little@jpmorgan.com; (iii) Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3649 (telephone: 212-325-8766), Attention: Equity Capital Markets Desk; (iv) JMP Securities LLC, 600 Montgomery Street, Suite 1100, San Francisco, CA 94111 (telephone: 415-835-8985; email: syndicate@jmpsecurities.com), Attention: Equity Syndicate Department; (v) Nomura Securities International, Inc., Worldwide Plaza, 309 West 49th Street New York, New York 10019, Attention: Equity Capital Markets, Americas, email: NomuraATMExecution@nomura.com, fax: 646-587-9562 with a copy to the Head of IBD Legal, fax: 646-587-9548; and (vi) Mischler Financial Group, Inc., 1111 Bayside Drive, Suite 100, Corona del Mar, CA 92625, Attention: Capital Markets Office, email: jmaher@gtsmischler.com, fax: (203) 276-6686 with a copy to Rob Karr and Doyle L. Holmes, fax: (203) 276-6686 / (949) 720-0640; and Transaction Acceptances shall be delivered by the Agents to the Company by email to Brooke Carillo (email: Brooke.Carillo@redwoodtrust.com).

16.              Governing Law. This Agreement, any Terms Agreement and any claim, counterclaim, controversies or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement or any Terms Agreement (each a “Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.

17.              Counterparts. This Agreement and any Terms Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

18.              Amendments or Waivers. No amendment or waiver of any provision of this Agreement or any Terms Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto or thereto as the case may be.

19.              Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Agents are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Agents to properly identify their respective clients.

20.              Headings. The headings herein and in any Terms Agreement are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement or any Terms Agreement.

21.              Recognition of the U.S. Special Resolution Regimes.

(a)               The following definitions shall be applied to the terms used in Section 21(b) and Section 21(c) below.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)               a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)              a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)             a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(b)               In the event that any Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(c)               In the event that any Agent that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

[Signature Pages Follow]

If the foregoing correctly sets forth the understanding between the Company and each of the Agents, please so indicate in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company and each of the Agents.

Very truly yours,

REDWOOD TRUST, INC.

By:	/s/ Brooke Carillo
Name: Brooke Carillo
Title: Chief Financial Officer

[Signature Page to Distribution Agreement]

Accepted and agreed to as of the date first above written:

Wells Fargo SECURITIES, LLC

By:	/s/ Andrew Weddenburn-Maxwell
Name: Andrew Weddenburn-Maxwell
Title: Managing Director

J.P. Morgan securities llc

By:	/s/ Stephanie Little
Name: Stephanie Little
Title: Executive Director

credit suisse securities (USA) llc

By:	/s/ Nick Williams
Name: Nick Williams
Title: Managing Director

jmp securities llc

By:	/s/ Thomas Kilian
Name: Thomas Kilian
Title: COO - Investment Banking

NOMURA SECURITIES INTERNATIONAL, INC.

By:	/s/ James Chenard
Name: James Chenard
Title: Managing Director

MISCHLER FINANCIAL GROUP, INC.

By:	/s/ Doyle L. Holmes
Name: Doyle L. Holmes
Title: President

[Signature Page to Distribution Agreement]

Schedule A

Authorized Company Representatives

Christopher J Abate

Dashiell I. Robinson

Brooke E. Carillo

Andrew P. Stone

Shoshone A. (“Bo”) Stern

Collin L. Cochrane

Exhibit A

REDWOOD TRUST, INC.

Common Stock

TERMS AGREEMENT

_____________, 20__

[●]

Dear Sirs:

Redwood Trust, Inc., a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Distribution Agreement dated March [●], 2022 (the “Distribution Agreement”) between the Company and Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC, JMP Securities LLC, Nomura Securities International, Inc. and Mischler Financial Group, Inc. (each, an “Agent”), to issue and sell to the Agent the securities specified in the Schedule hereto (the “Purchased Shares”). Unless otherwise defined below, terms defined in the Distribution Agreement shall have the same meanings when used herein.

Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agent, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement and the Settlement Date set forth in the Schedule hereto.

An amendment to the Registration Statement or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares, in the form heretofore delivered to the Agent, is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Agent, and the latter agrees to purchase from the Company, the Purchased Shares at the time and place and at the purchase price set forth in the Schedule hereto.

Notwithstanding any provision of the Distribution Agreement or this Terms Agreement to the contrary, the Company consents to the Agent trading in the Common Stock for Agent’s own account and for the account of its clients at the same time as sales of the Purchased Shares occur pursuant to this Terms Agreement.

[Signature Page Follows]

Exhibit A-1-1

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Agent and the Company.

REDWOOD TRUST, INC.

By:
Name:
Title:

Accepted and agreed as of

the date first above written:

[●]

By:
Name:
Title:

Exhibit A-1-2

Schedule to Terms Agreement

Title of Purchased Shares:

Common Stock, par value $0.01 per share

Number of Shares of Purchased Shares:

[●] shares

Initial Price to Public:

$[●] per share

Purchase Price Payable by the Agent:

$[●] per share

Method of and Specified Funds for Payment of Purchase Price:

[By wire transfer to a bank account specified by the Company in same day funds.]

Method of Delivery:

[To the Agent’s account, or the account of the Agent’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]

Settlement Date:

[●], 20[●]

Closing Location:

[●]

Documents to be Delivered:

The following documents referred to in the Distribution Agreement shall be delivered on the Settlement Date as a condition to the closing for the Purchased Shares (which documents shall be dated on or as of the Settlement Date and shall be appropriately updated to cover any Preliminary Prospectus, Permitted Free Writing Prospectuses and any amendments or supplements to the Registration Statement, any Preliminary Prospectus, the Prospectus, any Permitted Free Writing Prospectuses and any documents incorporated by reference therein):

(1) the officer’s certificate referred to in Section 5(a)(i);

(2) the opinion[s] and negative assurance letter[s] of the Company’s outside counsel [and general counsel] referred to in Section 5(a)(ii);

(3) the “comfort” letter referred to in Section 5(a)(iii);

(4) if reasonably requested by the Agent, the Chief Financial Officer’s certificate referred to in Section 5(a)(iv);

(5) the opinion and negative assurance letter referred to in Section 5(b); and

(6) such other documents as the Agent shall reasonably request.

[Lockup:]

[●]

Exhibit A-1-3

Time of sale: [●] [a.m./p.m.] (New York City time) on [●], [●]

Time of sale information:

•	The number of shares of Purchased Shares set forth above

•	The initial price to public set forth above

•	[Other]

Exhibit A-1-4

Exhibit B

OFFICERS’ CERTIFICATE

Dated __________, 20__

Pursuant to Section[s] [●] of the Distribution Agreement (the “Distribution Agreement”) dated March [●], 2022, by and among Redwood Trust, Inc., a Maryland corporation (the “Company”), Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC, JMP Securities LLC, Nomura Securities International, Inc. and Mischler Financial Group, Inc., as agents (the “Agents”), each of the undersigned, [●] and [●], in their capacity as [●] and [●], respectively, of the Company, and not personally, do hereby certify that:

1.	They have reviewed the Registration Statement and the Prospectus and, to his best knowledge, the representations and warranties of the Company set forth in Section 3(a) and 3(b) of the Distribution Agreement are true and correct as of the date hereof and as if made on the date hereof.

2.	The other representations and warranties of the Company in the Distribution Agreement are true and correct as of the date hereof and as if made on the date hereof, and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the Distribution Agreement at or prior to the date hereof.

3.	The conditions set forth in Section 5 and Section 7(a) of the Distribution Agreement have been met.

4.	Except as described in the Registration Statement and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and, to his knowledge, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

5.	Neither the Company nor any of its subsidiaries is subject to any judgment, order or decree of any court or arbitrator or governmental or regulatory authority that would, individually or in the aggregate, have a Material Adverse Effect.

6.	Each of Latham & Watkins LLP, counsel to the Company, Clifford Chance US LLP, counsel to the Agents, and Venable LLP, Maryland counsel to the Company, are entitled to rely on the representations and warranties of the Company contained in this certificate in rendering their respective legal opinions to the Agents in connection with the transactions contemplated by the Distribution Agreement.

Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Distribution Agreement, including, for the avoidance of doubt, after giving effect to the provisions of Section 4(r) of the Distribution Agreement.

[Signature Page Follows]

Exhibit B-1-1

IN WITNESS WHEREOF, the undersigned has executed this certificate on the date first set forth above.

By:
Name:
Title:

By:
Name:
Title:

Exhibit B-1-2

Exhibit C-1

FORM OF OPINION AND NEGATIVE ASSURANCE STATEMENT OF

LATHAM & WATKINS LLP,

SPECIAL COUNSEL TO THE COMPANY

1.	The Registration Statement has become effective under the Act. With your consent, based solely on a review of the list of stop orders on the Commission’s website at http://www.sec.gov/litigation/stoporders.shtml, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. The Prospectus has been filed in accordance with Rule 424(b) and 430B under the Act.

2.	The execution and delivery of the Distribution Agreement and the issuance and sale of the Shares by the Company to or through you pursuant to the Distribution Agreement do not on the date hereof:

(i)             result in the breach of or a default under any of the Specified Agreements; or

(ii)            violate any federal, California or New York statute, rule or regulation applicable to the Company; or

(iii)           require any consents, approvals, or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any federal, California or New York statute, rule or regulation applicable to the Company on or prior to the date hereof that have not been obtained or made.

3.	The statements in the Prospectus under the caption “Plan of Distribution”, and the statements in, or incorporated by reference in, the Company’s Annual Report on Form 10-K for the year ended December 31, [●] under the captions “Executive Compensation — Potential Payments upon Termination or Change of Control” (only with respect to the first fifteen paragraphs thereof) and “Legal Proceedings,” insofar as they purport to describe or summarize certain provisions of the documents referred to therein, are accurate descriptions or summaries in all material respects.

4.	The Registration Statement at [●], including the information deemed to be a part thereof pursuant to Rule 430B under the Act, and the Prospectus, as of its date, each appeared on its face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.

5.	Each of the Incorporated Documents, as of its respective filing or effective date, appeared on its face to be appropriately responsive in all material respects to the applicable form requirements for reports on Forms 10-K, 10-Q and 8-K, and proxy statements under Regulation 14A, as the case may be, under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from, such reports. For purposes of this paragraph, we have assumed that the statements made in the Incorporated Documents are correct and complete.

* * * *

Exhibit C-1-1

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information. Therefore, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in, or incorporated by reference in, the Registration Statement, the Prospectus or the Incorporated Documents (except to the extent expressly set forth in the numbered paragraph 3 of our letter to you of even date and in our letter to you of even date with respect to certain tax matters), and have not made an independent check or verification thereof (except as aforesaid). However, in the course of acting as special counsel to the Company in connection with the preparation by the Company of the Registration Statement and the Prospectus, we reviewed the Registration Statement, the Prospectus and the Incorporated Documents, and participated in conferences and telephone conversations with officers and other representatives of the Company, the independent public accountants for the Company, your representatives and your counsel, during which conferences and conversations the contents of the Registration Statement and the Prospectus (and portions of certain of the Incorporated Documents) and related matters were discussed. We also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants, and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.

Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that:

•	the Registration Statement, at the time it became effective on [●], including the information deemed to be a part of the Registration Statement pursuant to Rule 430B under the Act (together with the Incorporated Documents at that time), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or

•	the Prospectus, as of the date hereof (together with the Incorporated Documents at that date), contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that we express no belief with respect to the financial statements, schedules, or other financial data included or incorporated by reference in, or omitted from, the Registration Statement, the Prospectus or the Incorporated Documents.

Exhibit C-1-2

Exhibit C-2

FORM OF OPINION OF TAX COUNSEL TO THE COMPANY

1.      Commencing with the Company’s taxable year ended December 31, 2011, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), and its proposed method of operation will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code; and

2.      The statements in the Prospectus under the heading “Material U.S. Federal Income Tax Considerations,” insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

Exhibit C-2-1

Exhibit C-3

FORM OF OPINION OF MARYLAND COUNSEL TO THE COMPANY

1.       Each of the Company and RWT Holdings Sub is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT, with corporate power to own, lease and operate its properties and to conduct its business in all material respects as described in the Registration Statement, the Preliminary Prospectus and the Prospectus under the heading “Prospectus Supplement Summary—About Redwood Trust, Inc.”

2.       The shares of Common Stock of the Company issued and outstanding as of the date hereof immediately prior to the issuance of any Shares (the “Outstanding Shares”) have been duly authorized and validly issued and are fully paid and nonassessable and have not been issued in violation of, or subject to, any preemptive or similar rights arising under the MGCL or the Company Charter or the Company Bylaws. The stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Preliminary Prospectus and the Prospectus under the headings “General Description of Securities,” “Description of Common Stock” and “Description of Preferred Stock.”

3.       The shares of stock of RWT Holdings Sub issued and outstanding as of the date hereof have been duly authorized and validly issued and are fully paid and nonassessable, and have not been issued in violation of, or subject to, any preemptive or similar rights arising under the MGCL, the Holdings Charter or the Holdings Bylaws, and are owned by the Company (excluding the shares of preferred stock issued by RWT Holdings Sub).

4.       The Company has the corporate power to execute and deliver the Distribution Agreement and to perform its obligations thereunder.

5.       The execution and delivery of the Distribution Agreement have been duly authorized by the Company. The Distribution Agreement has been duly executed and delivered by the Company.

6.       The issuance of the Shares has been duly authorized and, when issued and delivered by the Company in accordance with the Corporate Proceedings, the Resolutions and the Distribution Agreement, the Shares will be validly issued, fully paid and nonassessable, and will not have been issued in violation of, or subject to, any preemptive or similar rights arising under the MGCL or the Company Charter or the Company Bylaws.

7.       The Common Stock Certificate complies with the applicable requirements of the MGCL and with any applicable requirement under the Company Charter and the Company Bylaws.

8.       The execution, delivery and performance by the Company of the Distribution Agreement, the compliance by the Company with the terms thereof, and the issuance and sale of the Shares will not (a) violate the provisions of the Company Charter, the Company Bylaws, the Holdings Charter or the Holdings Bylaws or (b) result in the violation of any Maryland statute, rule or regulation, or, so far as is known to us, judgment or order applicable to the Company of any court or governmental or regulatory authority of the State of Maryland (other than any statute, rule, regulation, judgment or order in connection with the securities laws of the State of Maryland, as to which no opinion is expressed hereby) except, in the case of clause (b) above, for such violation that would not, individually or in the aggregate, have a Material Adverse Effect.

Exhibit C-3-1

9.       No consent, approval, authorization, order, registration or qualification of or with any court or governmental or regulatory authority of the State of Maryland is required for the execution, delivery and performance by the Company of the Distribution Agreement, the compliance by the Company with the terms thereof or the issuance and sale of the Shares except such as have been obtained or made, if any (other than any consent, approval, authorization, order, registration or qualification in connection with the securities laws of the State of Maryland, as to which no opinion is expressed hereby).

10.       The statements (a) in the Preliminary Prospectus and the Prospectus under the headings “Risk Factors—Provisions of Maryland law, our charter and bylaws may impede or discourage a takeover, which could cause the market price of our common stock to decline,” “General Description of Securities,” “Description of Common Stock,” “Description of Preferred Stock,” “Restrictions on Ownership and Transfer and Repurchase of Shares” and “Certain Provisions of Maryland Law and of Our Charter and Bylaws,” (b) in the Form 10-K under the heading “Risk Factors—Provisions in our charter and bylaws and provisions of Maryland law may limit a change in control or deter a takeover that might otherwise result in a premium price being paid to our shareholders for their shares in Redwood” and “Risk Factors—The ability to take action against our directors and officers is limited by our charter and bylaws and provisions of Maryland law and we may (or, in some cases, are obligated to) indemnify our current and former directors and officers against certain losses relating to their service to us” and (c) in the Registration Statement in Item 15, to the extent that they constitute summaries of the terms of the stock of the Company, matters of Maryland law or the Company Charter or the Company Bylaws, are accurate in all material respects.

11.       Based solely on the Officer’s Certificate and upon any facts otherwise known to us, there is no action, litigation, arbitration or mediation pending (in which service of process has been received by an employee of the Company) before any court, arbitrator, mediator or administrative body against the Company that challenges the validity or enforceability, or seeks to enjoin the performance, of the Distribution Agreement.

Exhibit C-3-2

Exhibit C-4

FORM OF OPINION OF WEINTRAUB TOBIN

CHEDIAK COLEMAN GRODIN LAW CORPORATION

1.       Each subsidiary of the Company listed on Schedule 1 hereto (each, a “Subsidiary” and collectively, the “Subsidiaries”) has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its formation, and has all power and authority necessary to own or hold its respective properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.

2.       The Company and each of the Subsidiaries is duly qualified as a foreign corporation or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

3.       All the outstanding shares of capital stock or other equity interests of each Subsidiary have been duly and validly authorized and issued, and are fully paid and non-assessable, and have not been issued in violation of or subject to any preemptive or similar rights.

4.       The execution, delivery and performance by the Company of the Distribution Agreement, the compliance by the Company with the terms thereof, the issuance and sale of the Shares and the consummation of the transactions contemplated by the Distribution Agreement or the Prospectus will not (i) result in any violation of the provisions of the certificate of formation or bylaws or similar organizational documents of any of the Subsidiaries, (ii) result in the violation of any law or statute or any judgment, order or regulation of any court or arbitrator or governmental or regulatory authority, or (iii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, any of the agreements listed in Schedule 2 hereto, except, in the case of clauses (ii) and (iii) above, for such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

5.       To the best of our knowledge, except as described in the Registration Statement or the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which any Subsidiary is or may be a party or to which any property of any Subsidiary is or may be the subject which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and to the best of our knowledge, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

6.       The statements in the Company’s Annual Report under the heading “Risk Factors – Conducting our business in a manner so that we are exempt from registration under, and compliance with, the Investment Company Act may reduce our flexibility and could limit our ability to pursue certain opportunities. At the same time, failure to continue to qualify for exemption from the Investment Company Act could adversely affect us” to the extent that they constitute summaries of matters of law or regulation or legal conclusions, fairly summarize the matters described therein in all material respects.

7.       As of the date hereof, neither the Company nor any of the Subsidiaries is an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

Exhibit C-4-1

Exhibit D

CFO Certificate1

Dated [●], 20[●]

The undersigned, [name], [title] of Redwood Trust, Inc., a Maryland corporation (the “Company”), does hereby certify, pursuant to the Distribution Agreement dated March [●], 2022 (the “Distribution Agreement”) between the Company and Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC, JMP Securities LLC, Nomura Securities International, Inc. and Mischler Financial Group, Inc. that:

I have reviewed the data included as Exhibits A [through [●]] hereto, which was included in [Revise as applicable—] the Registration Statement, the Prospectus, the Preliminary Prospectus, if any, the Permitted Free Writing Prospectus dated [●], the Company’s Form 10-K for the fiscal year ended December 31, [Insert year covered by most recent Form 10-K] and in the Company’s Quarterly Reports on Form 10-Q for the quarters ended [●] and [●] [Insert reference to any subsequent Form 10-Qs and any applicable Form 8-Ks] (collectively, the “Documents”). This will confirm that [(a)] the financial data that is circled or otherwise indicated on Exhibits A [through [●]] hereto have been derived from the accounting and other records of the Company and its subsidiaries or [unaudited financial statements of [●]] and [in each case] have been prepared, to the extent applicable, in compliance with the requirements of Securities Act and the Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved, and that all such data is accurate and fairly presented in all material respects [and (b) the statistical or market-related data that is circled or otherwise indicated on Exhibits A [through [●]] hereto have been based on or derived from information set forth in or provided by from sources that are reliable and accurate in all material respects and accurately reflects all such information].

Capitalized terms used herein and not defined have the respective meanings ascribed thereto in the Distribution Agreement.

IN WITNESS WHEREOF, I have hereunto set my hand as of the date first written above.

[Signature Page Follows]

1 If reasonably requested by the Agents.

Exhibit D-1-1

[Name of Issuer]

By:
Name:
Title:

Exhibit D-1-2

Exhibit E

Significant Subsidiaries

Subsidiaries	State of Incorporation or Organization
Redwood Residential Acquisition Corporation Redwood Subsidiary Holdings, LLC RWT Holdings, Inc. RWT Securities, LLC Sequoia Residential Funding, Inc. CoreVest American Finance Lender LLC	Delaware Delaware Delaware Delaware Delaware Delaware

Exhibit E-1-1

Exhibit F

List of Excluded Entities

Sequoia Mortgage Trust 4

Sequoia Mortgage Trust 5

Sequoia Mortgage Trust 6

Sequoia Mortgage Funding Trust 2003-A

Sequoia Mortgage Trust 9

Sequoia Mortgage Trust 10

Sequoia Mortgage Trust 11

Sequoia Mortgage Trust 2003-1

Sequoia Mortgage Trust 2003-2

Merrill Lynch Mortgage Investors Trust Series MLCC 2003-C

Sequoia Mortgage Trust 2003-3

Merrill Lynch Mortgage Investors Trust Series MLCC 2003-D

Sequoia Mortgage Trust 2003-4

Merrill Lynch Mortgage Investors Trust Series MLCC 2003-E

Sequoia Mortgage Trust 2003-5

Merrill Lynch Mortgage Investors Trust Series MLCC 2003-F

Merrill Lynch Mortgage Investors Trust Series MLCC 2003-H

Sequoia Mortgage Trust 2003-8

Sequoia Mortgage Trust 2004-1

Sequoia Mortgage Trust 2004-3

Sequoia Mortgage Trust 2004-4

Sequoia Mortgage Trust 2004-5

Sequoia Mortgage Trust 2004-6

Sequoia Mortgage Trust 2004-7

Sequoia Mortgage Trust 2004-8

Sequoia Mortgage Trust 2004-9

Sequoia Mortgage Trust 2004-10

Sequoia Mortgage Trust 2004-11

Sequoia Mortgage Trust 2004-12

Sequoia Mortgage Trust 2005-1

Sequoia Mortgage Trust 2005-2

Sequoia Mortgage Trust 2005-3

Sequoia Mortgage Trust 2005-4

Sequoia Mortgage Trust 2006-1

Sequoia Mortgage Trust 2007-1

Sequoia Mortgage Trust 2007-2

Sequoia Mortgage Trust 2007-3

Sequoia Mortgage Trust 2007-4

Sequoia Mortgage Trust 2010-H1

Sequoia Mortgage Trust 2011-1

Sequoia Mortgage Trust 2011-2

Sequoia Mortgage Trust 2012-1

Sequoia Mortgage Trust 2012-2

Sequoia Mortgage Trust 2012-3

Sequoia Mortgage Trust 2012-4

Exhibit F-1-1

Sequoia Mortgage Trust 2012-5

Sequoia Mortgage Trust 2012-6

Sequoia Mortgage Trust 2013-1

Sequoia Mortgage Trust 2013-2

Sequoia Mortgage Trust 2013-3

Sequoia Mortgage Trust 2013-4

Sequoia Mortgage Trust 2013-5

Sequoia Mortgage Trust 2013-6

Sequoia Mortgage Trust 2013-7

Sequoia Mortgage Trust 2013-8

Sequoia Mortgage Trust 2013-9

Sequoia Mortgage Trust 2013-10

Sequoia Mortgage Trust 2013-11

Sequoia Mortgage Trust 2013-12

Sequoia Mortgage Trust 2014-1

Sequoia Mortgage Trust 2014-2

Sequoia Mortgage Trust 2014-3

Sequoia Mortgage Trust 2014-4

Sequoia Mortgage Trust 2015-1

Sequoia Mortgage Trust 2015-2

Sequoia Mortgage Trust 2015-3

Sequoia Mortgage Trust 2015-4

Sequoia Mortgage Trust 2016-1

Sequoia Mortgage Trust 2016-2

Sequoia Mortgage Trust 2016-3

Sequoia Mortgage Trust 2016-4

Sequoia Mortgage Trust 2017-1

Sequoia Mortgage Trust 2017-2

Sequoia Mortgage Trust 2017-3

Sequoia Mortgage Trust 2017-4

Sequoia Mortgage Trust 2017-5

Sequoia Mortgage Trust 2017-6

Sequoia Mortgage Trust 2017-7

Sequoia Mortgage Trust 2017-CH1

Sequoia Mortgage Trust 2017-CH2

Sequoia Mortgage Trust 2018-1

Sequoia Mortgage Trust 2018-2

Sequoia Mortgage Trust 2018-3

Sequoia Mortgage Trust 2018-4

Sequoia Mortgage Trust 2018-5

Sequoia Mortgage Trust 2018-6

Sequoia Mortgage Trust 2018-7

Sequoia Mortgage Trust 2018-8

Sequoia Mortgage Trust 2018-CH1

Sequoia Mortgage Trust 2018-CH2

Sequoia Mortgage Trust 2018-CH3

Sequoia Mortgage Trust 2018-CH4

Exhibit F-1-2

Sequoia Mortgage Trust 2019-1

Sequoia Mortgage Trust 2019-2

Sequoia Mortgage Trust 2019-3

Sequoia Mortgage Trust 2019-4

Sequoia Mortgage Trust 2019-5

Sequoia Mortgage Trust 2019-CH1

Sequoia Mortgage Trust 2019-CH2

Sequoia Mortgage Trust 2019-CH3

Sequoia Mortgage Trust 2020-1

Sequoia Mortgage Trust 2020-2

Sequoia Mortgage Trust 2020-3

Sequoia Mortgage Trust 2020-4

Sequoia Mortgage Trust 2020-MC1

Sequoia Mortgage Trust 2020-5

Sequoia Mortgage Trust 2021-1

Sequoia Mortgage Trust 2021-2

Sequoia Mortgage Trust 2021-3

Sequoia Mortgage Trust 2021-4

Sequoia Mortgage Trust 2021-5

Sequoia Mortgage Trust 2021-6

Sequoia Mortgage Trust 2021-7

Sequoia Mortgage Trust 2021-8

Sequoia Mortgage Trust 2021-9

Sequoia Mortgage Trust 2022-1

Acacia CDO 5, Ltd.

Acacia CDO 5, Inc.

Acacia CDO 6, Ltd.

Acacia CDO 6, Inc.

Acacia CDO 7, Ltd.

Acacia CDO 7, Inc.

Acacia CDO 8, Ltd.

Acacia CDO 8, Inc.

Acacia CDO 9, Ltd.

Acacia CDO 9, Inc.

Acacia CDO 10, Ltd.

Acacia CDO 10, Inc.

Acacia CDO 11, Ltd.

Acacia CDO 11, Inc.

Acacia CDO 12, Ltd.

Acacia CDO 12, Inc.

Acacia Option ARM 1 CDO, Ltd.

Acacia Option ARM 1 CDO Corp.

Acacia CRE CDO 1, Ltd.

Acacia CRE CDO 1, Inc.

RWT Holdings REIT, Inc.

Redwood Capital Trust I

Greystone ESS Trust I

Exhibit F-1-3

BDS RWT KS07 LLC

BDS RWT KW02 LLC

BD IV NES Purchaser, LLC

BD IV TES Purchaser, LLC

MSR Black Diamond Advances (Depositor) IV, LLC

MSR Black Diamond Advances Issuer Trust IV

HGI RWT JV, LP

HGI RWT WLIF, LP

HGI RWT Finance, LLC

HGI RWT CE, LLC

Freddie Mac Seasoned Loan Structured Transaction Trust, Series 2018-2

Freddie Mac Seasoned Loan Structured Transaction Trust, Series 2019-2

Multifamily Mortgage Pass-Through Certificates, Series 2016-K53

Multifamily Mortgage Pass-Through Certificates, Series 2016-K56

Multifamily Mortgage Pass-Through Certificates, Series 2016-KS07

Multifamily Mortgage Pass-Through Certificates, Series 2017-KW02

Multifamily Mortgage Pass-Through Certificates, Series 2019-KC07

Multifamily Mortgage Pass-Through Certificates, Series 2020-KI05

Multifamily Mortgage Pass-Through Certificates, Series 2020-KI06

Colony American Finance 2015-1 Ltd.

Colony American Finance 2016-1 Ltd.

Colony American Finance 2016-2 Ltd.

Colony American Finance 2015-1 LLC

Colony American Finance 2016-1 LLC

Colony American Finance 2016-2 LLC

CoreVest American Finance 2017-1 Trust

CoreVest American Finance 2017-2 Trust

CoreVest American Finance 2018-1 Trust

CoreVest American Finance 2018-2 Trust

CoreVest American Finance 2019-1 Trust

CoreVest American Finance 2019-2 Trust

CoreVest American Finance 2019-3 Trust

CoreVest American Finance 2020-1 Trust

CoreVest American Finance 2020-2 Trust

CoreVest American Finance 2020-3 Trust

CoreVest American Finance 2020-4 Trust

CoreVest American Finance 2020-5 Trust

CoreVest American Finance 2021-1 Trust

CoreVest American Finance 2021-2 Trust

CoreVest American Finance 2021-3 Trust

CoreVest American Finance 2021-RTL1 Trust

Point Securitization Trust 2021-1

Redwood Warehouse Trust, Series 2022-1

Exhibit F-1-4

Exhibit G

List of Subsidiary REITs, Qualified REIT Subsidiaries and Disregarded Entities

(* = Dissolved or Sold)
(** = Inactive)

Subsidiary REITs

RWT REIT, Inc.

Qualified REIT Subsidiaries

Sequoia Mortgage Funding Corporation

Redwood FinSec, Inc.

Redwood BPL Holdings, Inc.

Redwood BPL Holdings 2, Inc.

Juniper Trust, Inc.*

Redwood Trust Japan, Ltd.*

Sycamore Trust, Inc.*

Tanoak Commercial Capital Corporation*

Disregarded Entities and Other REIT Entities

Redwood Capital Trust I

BPL Funding 1, LLC

BPL Funding 2, LLC

5 Arches, LLC*

5 Arch Asset Management, LLC

5 AIF RW, LLC*

Secured Holdings, LLC

Redwood Capital Trust II*

Redwood TALF LLC *

RCMC Texan, LLC*

RCMC Broward, LLC*

RCMC Brick Row, LLC*

RCMC Ashlar, LLC*

Redwood Commercial Financing (TRS), LLC*

RWT Holdings Securities, LLC

RWT Securities, LLC

Redwood RPL Administrator, LLC

Redwood Subsidiary Holdings, LLC

RSH Depositor, LLC

RRAC Financing I Trust

RWT Financial, LLC

RRAC Borrower CS, LLC

RRAC SPV-FN Trust

RRAC SPV-FN2 Trust

RRAC SPV-FRE Trust

Exhibit G-1-1

BD IV NES Purchaser, LLC

BD IV TES Purchaser, LLC

MSR Black Diamond Advances (Depositor) IV, LLC

RWT JV Investor, LLC

RWT CE Investor, LLC

CF CoreVest Holdings II LLC

CF CoreVest UB Asset Investor II LLC

CAF Sub REIT DRE, LLC

CF CoreVest Purchaser LLC

CoreVest American Finance BPH LLC

CAF REO-2, LLC

CAF Bridge Borrower CH, LLC

CAF Term Borrower CH, LLC

CAF Bridge Borrower FIG, LLC

CAF Bridge Borrower MS, LLC

CAF Bridge Borrower MS 2, LLC

CAF Bridge Borrower GS, LLC

CAF Bridge Borrower MGPM, LLC

CAF Bridge Borrower WF, LLC

CAF Bridge Lending LLC

CAF Bridge Depositor, LLC

CAFL 2021-RTL1 Issuer, LLC

CF CoreVest MHL Investor LLC

CF CoreVest MHL HE Assets LLC

CF CoreVest MHL MTMY Assets LLC

CF CoreVest Holdings I LLC

CoreVest American Finance Lender LLC

CAF National LLC

CF CoreVest UST Asset Investor I LLC

CAF Hedge MS, LLC

CAF Hedge GS, LLC

CoreVest Purchaser 2, LLC

CoreVest American Finance Depositor LLC

CAF Term Borrower GS, LLC

CAF Term Borrower MS, LLC

CAF Term Borrower WF, LLC

CAF REO-1, LLC

CAF Borrower GS LLC

RWT Risk Services, LLC*

RWT Financial Services, LLC*

RCMC Senior Financing, LLC*

RCMC Senior Financing, II, LLC*

RCMC MF-I, LLC*

RCMC One West, LLC*

RCMC/Malkin One West JV, LLC*

RCMC 2012-1 CREL1, LLC*

Redwood Commercial Financing (REIT) LLC*

Exhibit G-1-2

BDS RWT KS07 LLC*

BDS RWT KW02 LLC*

RWT LLC*

Redwood Opportunity Fund LP*

Redwood Opportunity Master Fund LP*

RWT Value LLC*

Redwood Value Fund LP*

Redwood Value Master Fund LP*

Sequoia Mortgage Trust 1*

Sequoia Mortgage Trust 2*

Sequoia Mortgage Trust 3*

Sequoia Mortgage Trust 4*

Sequoia Mortgage Trust 5*

Sequoia Mortgage Trust 6*

Sequoia Mortgage Trust 7*

Sequoia Mortgage Funding Trust 2003-A*

Sequoia Mortgage Funding Trust 2004-A*

Sequoia HELOC Trust 2004-1*

Sequoia Mortgage Funding Company 2002-A*

Sequoia Mortgage Funding Company 2002-B*

Exhibit G-1-3

Exhibit -H

List of Taxable REIT Subsidiaries

(* = Dissolved, Sold or Inactive)

RWT Holdings, Inc.

RWT Holdings REIT, Inc.

Sequoia Residential Funding, Inc.

Redwood Asset Management, Inc.

Redwood Commercial Mortgage Corporation

Redwood Residential Acquisition Corporation

RRAC-NY Holdings, Inc.

Redwood Millennium Funding, Inc.

Redwood BPL Capital, Inc.

5 Arch Funding Corp.

CF CoreVest UB Cayman Ltd. Juniper

Holdings, Inc.*

Redwood Commercial Funding, Inc.*

Redwood Financial Services, Inc.*

Redwood Mortgage Funding, Inc.*

Redwood Offshore Opportunity Fund, LP*

Redwood Offshore Value Fund, LP*

Redwood Residential Funding, Inc.*

Tanoak Asset Management, Inc.*

Acacia CDO 1, Ltd.*

Acacia CDO 2, Ltd.*

Acacia CDO 3, Ltd.*

Acacia CDO 4, Ltd.*

Acacia CDO 5, Ltd.*

Acacia CDO 6, Ltd.*

Acacia CDO 7, Ltd.*

Acacia CDO 8, Ltd.*

Acacia CDO 9, Ltd.*

Acacia CDO 10, Ltd.*

Acacia CDO 11, Ltd.*

Acacia CDO 12, Ltd.*

Acacia CDO 13, Ltd.*

Acacia Option ARM 1 CDO, Ltd.*

Acacia CRE CDO 1, Ltd.*

Acacia CRE CDO 2, Ltd.*

Crest G-Star 2001-2A, Ltd.*

GSAA 2006-NIM8, LTD

Markov CDO I, Ltd*

Millstone III CDO, Ltd.*

Millstone IV CDO, Ltd.*

RESIX Finance Limited*

Madrona LLC*

Madrona Residential Funding LLC*

Exhibit H-1-1

Exhibit I

List of Excluded Entities

Sequoia Mortgage Trust 4

Sequoia Mortgage Trust 5

Sequoia Mortgage Trust 6

Sequoia Mortgage Funding Trust 2003-A

Sequoia Mortgage Trust 9

Sequoia Mortgage Trust 10

Sequoia Mortgage Trust 11

Sequoia Mortgage Trust 2003-1

Sequoia Mortgage Trust 2003-2

Merrill Lynch Mortgage Investors Trust Series MLCC 2003-C

Sequoia Mortgage Trust 2003-3

Merrill Lynch Mortgage Investors Trust Series MLCC 2003-D

Sequoia Mortgage Trust 2003-4

Merrill Lynch Mortgage Investors Trust Series MLCC 2003-E

Sequoia Mortgage Trust 2003-5

Merrill Lynch Mortgage Investors Trust Series MLCC 2003-F

Merrill Lynch Mortgage Investors Trust Series MLCC 2003-H

Sequoia Mortgage Trust 2003-8

Sequoia Mortgage Trust 2004-1

Sequoia Mortgage Trust 2004-3

Sequoia Mortgage Trust 2004-4

Sequoia Mortgage Trust 2004-5

Sequoia Mortgage Trust 2004-6

Sequoia Mortgage Trust 2004-7

Sequoia Mortgage Trust 2004-8

Sequoia Mortgage Trust 2004-9

Sequoia Mortgage Trust 2004-10

Sequoia Mortgage Trust 2004-11

Sequoia Mortgage Trust 2004-12

Sequoia Mortgage Trust 2005-1

Sequoia Mortgage Trust 2005-2

Sequoia Mortgage Trust 2005-3

Sequoia Mortgage Trust 2005-4

Sequoia Mortgage Trust 2006-1

Sequoia Mortgage Trust 2007-1

Sequoia Mortgage Trust 2007-2

Sequoia Mortgage Trust 2007-3

Sequoia Mortgage Trust 2007-4

Sequoia Mortgage Trust 2010-H1

Sequoia Mortgage Trust 2011-1

Sequoia Mortgage Trust 2011-2

Sequoia Mortgage Trust 2012-1

Sequoia Mortgage Trust 2012-2

Sequoia Mortgage Trust 2012-3

Sequoia Mortgage Trust 2012-4

Exhibit I-1-1

Sequoia Mortgage Trust 2012-5

Sequoia Mortgage Trust 2012-6

Sequoia Mortgage Trust 2013-1

Sequoia Mortgage Trust 2013-2

Sequoia Mortgage Trust 2013-3

Sequoia Mortgage Trust 2013-4

Sequoia Mortgage Trust 2013-5

Sequoia Mortgage Trust 2013-6

Sequoia Mortgage Trust 2013-7

Sequoia Mortgage Trust 2013-8

Sequoia Mortgage Trust 2013-9

Sequoia Mortgage Trust 2013-10

Sequoia Mortgage Trust 2013-11

Sequoia Mortgage Trust 2013-12

Sequoia Mortgage Trust 2014-1

Sequoia Mortgage Trust 2014-2

Sequoia Mortgage Trust 2014-3

Sequoia Mortgage Trust 2014-4

Sequoia Mortgage Trust 2015-1

Sequoia Mortgage Trust 2015-2

Sequoia Mortgage Trust 2015-3

Sequoia Mortgage Trust 2015-4

Sequoia Mortgage Trust 2016-1

Sequoia Mortgage Trust 2016-2

Sequoia Mortgage Trust 2016-3

Sequoia Mortgage Trust 2016-4

Sequoia Mortgage Trust 2017-1

Sequoia Mortgage Trust 2017-2

Sequoia Mortgage Trust 2017-3

Sequoia Mortgage Trust 2017-4

Sequoia Mortgage Trust 2017-5

Sequoia Mortgage Trust 2017-6

Sequoia Mortgage Trust 2017-7

Sequoia Mortgage Trust 2017-CH1

Sequoia Mortgage Trust 2017-CH2

Sequoia Mortgage Trust 2018-1

Sequoia Mortgage Trust 2018-2

Sequoia Mortgage Trust 2018-3

Sequoia Mortgage Trust 2018-4

Sequoia Mortgage Trust 2018-5

Sequoia Mortgage Trust 2018-6

Sequoia Mortgage Trust 2018-7

Sequoia Mortgage Trust 2018-8

Sequoia Mortgage Trust 2018-CH1

Sequoia Mortgage Trust 2018-CH2

Sequoia Mortgage Trust 2018-CH3

Sequoia Mortgage Trust 2018-CH4

Exhibit I-1-2

Sequoia Mortgage Trust 2019-1

Sequoia Mortgage Trust 2019-2

Sequoia Mortgage Trust 2019-3

Sequoia Mortgage Trust 2019-4

Sequoia Mortgage Trust 2019-5

Sequoia Mortgage Trust 2019-CH1

Sequoia Mortgage Trust 2019-CH2

Sequoia Mortgage Trust 2019-CH3

Sequoia Mortgage Trust 2020-1

Sequoia Mortgage Trust 2020-2

Sequoia Mortgage Trust 2020-3

Sequoia Mortgage Trust 2020-4

Sequoia Mortgage Trust 2020-MC1

Sequoia Mortgage Trust 2020-5

Sequoia Mortgage Trust 2021-1

Sequoia Mortgage Trust 2021-2

Sequoia Mortgage Trust 2021-3

Sequoia Mortgage Trust 2021-4

Sequoia Mortgage Trust 2021-5

Sequoia Mortgage Trust 2021-6

Sequoia Mortgage Trust 2021-7

Sequoia Mortgage Trust 2021-8

Sequoia Mortgage Trust 2021-9

Sequoia Mortgage Trust 2022-1

Acacia CDO 5, Ltd.

Acacia CDO 5, Inc.

Acacia CDO 6, Ltd.

Acacia CDO 6, Inc.

Acacia CDO 7, Ltd.

Acacia CDO 7, Inc.

Acacia CDO 8, Ltd.

Acacia CDO 8, Inc.

Acacia CDO 9, Ltd.

Acacia CDO 9, Inc.

Acacia CDO 10, Ltd.

Acacia CDO 10, Inc.

Acacia CDO 11, Ltd.

Acacia CDO 11, Inc.

Acacia CDO 12, Ltd.

Acacia CDO 12, Inc.

Acacia Option ARM 1 CDO, Ltd.

Acacia Option ARM 1 CDO Corp.

Acacia CRE CDO 1, Ltd.

Acacia CRE CDO 1, Inc.

RWT Holdings REIT, Inc.

Redwood Capital Trust I

Exhibit I-1-3

Greystone ESS Trust I

BDS RWT KS07 LLC

BDS RWT KW02 LLC

BD IV NES Purchaser, LLC

BD IV TES Purchaser, LLC

MSR Black Diamond Advances (Depositor) IV, LLC

MSR Black Diamond Advances Issuer Trust IV

HGI RWT JV, LP

HGI RWT WLIF, LP

HGI RWT Finance, LLC

HGI RWT CE, LLC

Freddie Mac Seasoned Loan Structured Transaction Trust, Series 2018-2

Freddie Mac Seasoned Loan Structured Transaction Trust, Series 2019-2

Multifamily Mortgage Pass-Through Certificates, Series 2016-K53

Multifamily Mortgage Pass-Through Certificates, Series 2016-K56

Multifamily Mortgage Pass-Through Certificates, Series 2016-KS07

Multifamily Mortgage Pass-Through Certificates, Series 2017-KW02

Multifamily Mortgage Pass-Through Certificates, Series 2019-KC07

Multifamily Mortgage Pass-Through Certificates, Series 2020-KI05

Multifamily Mortgage Pass-Through Certificates, Series 2020-KI06

Colony American Finance 2015-1 Ltd.

Colony American Finance 2016-1 Ltd.

Colony American Finance 2016-2 Ltd.

Colony American Finance 2015-1 LLC

Colony American Finance 2016-1 LLC

Colony American Finance 2016-2 LLC

CoreVest American Finance 2017-1 Trust

CoreVest American Finance 2017-2 Trust

CoreVest American Finance 2018-1 Trust

CoreVest American Finance 2018-2 Trust

CoreVest American Finance 2019-1 Trust

CoreVest American Finance 2019-2 Trust

CoreVest American Finance 2019-3 Trust

CoreVest American Finance 2020-1 Trust

CoreVest American Finance 2020-2 Trust

CoreVest American Finance 2020-3 Trust

CoreVest American Finance 2020-4 Trust

CoreVest American Finance 2020-5 Trust

CoreVest American Finance 2021-1 Trust

CoreVest American Finance 2021-2 Trust

CoreVest American Finance 2021-3 Trust

CoreVest American Finance 2021-RTL1 Trust

Point Securitization Trust 2021-1

Redwood Warehouse Trust, Series 2022-1

Exhibit I-1-4